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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/x/	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2
SEEBEYOND TECHNOLOGY CORPORATION
(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 1, 2001

To the Shareholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SeeBeyond Technology Corporation, a California corporation (the "Company"), will be held on Tuesday, May 1, 2001 at 10:00 a.m., local time, at Shutters on the Beach, One Pico Boulevard, Santa Monica, California 90405, for the following purposes:

1.
To elect two (2) Class I directors to serve for the ensuing three (3) years and until their successors are duly elected and qualified.

2.
To approve a change in the Company's state of incorporation from California to Delaware by means of a merger of the Company with and into a wholly-owned Delaware subsidiary of the Company.

3.
To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the 2001 fiscal year.

4.
To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing matters are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 20, 2001 are entitled to vote at the Annual Meeting.

    All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. Your stock will be voted in accordance with the instructions you have given. Any shareholder attending the meeting may vote in person even if he or she has previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

FOR THE BOARD OF DIRECTORS
/s/ JEFFREY D. SAPER Secretary

Monrovia, California
April 2, 2001

IMPORTANT: YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

SEEBEYOND TECHNOLOGY CORPORATION
404 E. HUNTINGTON DRIVE
MONROVIA, CALIFORNIA 91016
(626) 471-6000

PROXY STATEMENT FOR 2001
ANNUAL MEETING OF SHAREHOLDERS

    The enclosed Proxy is solicited on behalf of the Board of Directors of SeeBeyond Technology Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, May 1, 2001 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at Shutters on the Beach, One Pico Boulevard, Santa Monica, California 90405.

    These proxy solicitation materials were mailed on or about April   , 2001 to all shareholders of record on March 20, 2001 (the "Record Date").

INFORMATION CONCERNING SOLICITATION AND VOTING

Revocability of Proxies

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at the above address of the Company, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

Voting and Solicitation

    Proxies properly executed, duly returned to the Company and not revoked, will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of the Company may propose. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named as proxies in the enclosed form of proxy will have discretionary authority to vote according to their best judgment.

    Each shareholder is entitled to one vote for each share of common stock on all matters presented at the meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" OR "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal, except with respect to Proposal Two which requires approval by the affirmative vote of a majority of the outstanding shares of the Company on the Record Date. With respect to Proposal Two, a broker non-vote will have the same effect as a vote against the proposal.

    The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone or telegram.

Record Date

    Shareholders of record at the close of business on March 20, 2001 are entitled to notice of the meeting and to vote at the meeting.

Deadline for Receipt of Shareholder Proposals

    Shareholders of the Company may submit proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its shareholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company's proxy materials for the annual meeting of shareholders to be held in the year 2002, shareholder proposals must be received by the Secretary of the Company no later than January 31, 2002, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

    The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder fails to comply with the advance notice provision discussed above for shareholder proposals, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2002 Annual Meeting.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees

    Two (2) Class I directors are to be elected at the Annual Meeting of Shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two (2) nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the substitute nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director at this meeting will continue until the Annual Meeting of Shareholders held in 2004 or until the director's successor has been elected and qualified.

Vote Required; Recommendation of Board of Directors

    The two (2) candidates receiving the highest number of "FOR" votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW:

Name of Nominee	Age	Principal Occupation
Steven A. Ledger	41	Managing Member, Storie Advisors, LLC Managing Member, eCompanies Venture Management, LLC
George J. Still	43	Managing General Partner, Norwest Venture Partners

    Set forth below are each nominee's principal occupation during the past five (5) years. There are no family relationships among any directors or executive officers of the Company.

    Steven A. Ledger has served as a member of the Board of SeeBeyond since June 1996. Mr. Ledger has been Managing Member of eCompanies Venture Management, LLC, a venture capital firm, since July 1999. Since November 1993, he has served as Managing Member of Storie Advisors, LLC, a venture capital firm that invests in emerging growth companies, and Managing Partner of San Francisco Sentry Investment Group, an investment firm. Mr. Ledger also serves as a director of ValueStar Corp., a customer satisfaction rating company. Mr. Ledger holds a B.A. degree in economics from the University of Connecticut.

    George J. Still has served as a member of the Board of SeeBeyond since May 1998. Mr. Still has been employed with Norwest Venture Partners, a venture capital firm, since October 1989 and is Managing Partner of several Norwest Venture Capital Partnerships. Mr. Still also serves as a director of Corio, Inc., an applications service provider, PeopleSoft, Inc., an enterprise software and services company, and also serves as a director of the National Venture Capital Association. Mr. Still holds a B.S. degree from Pennsylvania State University and an M.B.A. from the Amos Tuck School at Dartmouth College.

Directors Not Standing for Election

    The members of the Board of Directors who are not standing for election at this year's Annual Meeting are set forth below.

Name	Age	Class and Year in Which Term Expires	Principal Occupation
James T. Demetriades	38	Class III, 2003	Chairman of the Board, President and Chief Executive Officer of SeeBeyond Technology Corporation
Raymond J. Lane	54	Class III, 2003	General Partner, Kleiner Perkins Caufield & Byers
Jack L. Wilson	53	Class III, 2003	Managing General Partner, Accenture Technology Ventures, a unit of Accenture (formerly Andersen Consulting)
Sterge T. Demetriades	72	Class II, 2002	Consultant
George Abigail	43	Class II, 2002	Vice President Business Development and Ventures, EDS
Salah M. Hassanein	79	Class II, 2002	President, SMH Entertainment, Inc.

    James T. Demetriades has served as our Chairman of the Board, President and Chief Executive Officer since he founded SeeBeyond in 1989. Prior to founding SeeBeyond, Mr. Demetriades was employed by Information Concepts, Inc. where he managed development of software for use in the insurance industry. Mr. Demetriades then worked for a division of American Medical International designing and building custom interfaces between software systems. Mr. Demetriades is a founding member of the ANSI standards group HL7 and a Cal Tech Fellow. Mr. Demetriades holds a B.S. degree in computer science and economics from Loyola Marymount University, Los Angeles.

    Raymond J. Lane has served as a member of the Board of SeeBeyond since May 1998. Mr. Lane has been a General Partner at Kleiner Perkins Caufield & Byers, a venture capital firm, since July 2000. Prior to joining Kleiner Perkins, Mr. Lane served as President and Chief Operating Officer of Oracle Corporation from July 1996 to July 2000. From October 1993 to June 1996, Mr. Lane served as Executive Vice President and President of Worldwide Operations at Oracle. From June 1992 to September 1993, Mr. Lane served as a Senior Vice President at Oracle and as President of Oracle

USA. Prior to joining Oracle, Mr. Lane was a Senior Vice President and Managing Partner of the Worldwide Information Technology Group at Booz-Allen & Hamilton from July 1986 to May 1992. He served on the Booz-Allen & Hamilton Executive Committee and its Board of Directors from April 1987 to May 1992. Mr. Lane is also a member of the Board of Trustees of Carnegie-Mellon University and serves on the Board of Directors of Special Olympics International. Mr. Lane is a director of Marimba Inc., FreeMarkets, Inc. and C-bridge Internet Solutions, Inc.

    Jack L. Wilson has served as a member of the Board of SeeBeyond since February 2000. Mr. Wilson has been Managing General Partner of Accenture Technology Ventures, a unit of Accenture (formerly known as Andersen Consulting LLP), since December 1999. From 1983 until December 1999, Mr. Wilson served as a partner of Andersen Consulting, and had various management roles, including Managing Partner of Global Markets and Managing Partner of Industry Markets and Packaged Knowledge. Mr. Wilson has served as a member of the Executive Committee, Global Operations Committee and Global Management Council of Andersen Consulting. Mr. Wilson also serves as a director of S1 Corporation, a company providing Internet-based financial services solutions (formerly known as Security First Technologies, Inc.). Mr. Wilson holds a B.S. in economics from the University of Arizona and an M.B.A. from the University of Southern California.

    Sterge T. Demetriades has served as a member of the Board of SeeBeyond since 1989. From 1964 to 1995, Mr. Demetriades was Chief Executive Officer of several privately-held research and development companies in the aerospace, energy and large system simulation environments, most recently at STD Research Corporation, a scientific research company. He has published numerous technical articles, and is an invited contributor to technical handbooks and encyclopedias. Since 1995, Mr. Demetriades has continued to serve as a consultant on technology issues for various governmental agencies. Mr. Demetriades holds an A.B. degree in physics, math and chemistry from Bowdoin College, an M.S. degree in chemical engineering from the Massachusetts Institute of Technology, and a Mech. Eng. degree from the California Institute of Technology.

    George Abigail has served as a member of the Board of SeeBeyond since October 2000. Since June 2000, Mr. Abigail has been Vice President Business Development and Ventures of EDS, as well as Chairman of the Investment Opportunity Team of EDS. From December 1999 to June 2000, Mr. Abigail was Chief Financial Officer of EDS CoNext, a subsidiary of EDS. From June 1998 to December 1999, Mr. Abigail was Assistant Treasurer of EDS, and from December 1993 to June 1998 he was Director, Corporate Financial Planning and Analysis at EDS. Mr. Abigail also serves as a director of UniGraphics Solution, a publicly traded company that is majority-owned by EDS. Mr. Abigail holds a B.S. degree in economics from the Wharton School at the University of Pennsylvania.

    Salah M. Hassanein has served as a member of the Board of SeeBeyond since July 1996. Since 1986, Mr. Hassanein has been President of SMH Entertainment, Inc., a business consultancy. Since June 2000, Mr. Hassanein has served as a consultant to the Liberty Livewire Corporation (formerly known as the Todd-AO Corporation), motion picture and television post-production company. From July 1996 to June 2000, Mr. Hassanein was President and Chief Executive Officer of the Todd-AO Corporation. From July 1994 to July 1996, Mr. Hassanein served as President and Chief Operating Officer of the Todd-AO Corporation. Mr. Hassanein also serves as a director of the Liberty Livewire Corporation.

    Sterge Demetriades is the father of James T. Demetriades and Alex Demetriades, our Senior Vice President, Products. There are no other family relationships between any of our executive officers and directors.

Compensation of Directors

    Our directors do not receive cash for services they provide as directors, but are reimbursed for all reasonable expenses incurred by them in attending Board or Committee meetings.

Board Meetings and Committees

    The Board of Directors of the Company held five meetings during fiscal 2000. Mr. Abigail was elected a director in October 2000 and Mr. Wilson was elected a director in February 2000. During 2000, each Board member attended 75% or more of the meetings held by the Board (at a time when he was a director of the Company) and each committee member attended 75% or more of the meetings held by the committees on which he served.

    The Audit Committee was formed in July 1998 and consists of two non-employee directors: Messrs. Still and Wilson. During 2000 and prior to his resignation from the Board of Directors in January 2001, Jerry Murdock served on the Audit Committee. The Audit Committee reviews the financial statements and the internal financial reporting system and controls of the Company with the Company's management and independent auditors, recommends resolutions for any dispute between the Company's management and its auditors, and reviews the services provided to the Company by its auditors. The Audit Committee held three meetings in 2000.

    The Compensation Committee was formed in July 1998 and consists of four non-employee directors: Messrs. Lane, Ledger, Hassanein and Still. Mr. Hassanein was elected to the Compensation Committee in February 2000. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policies, administers the Company's stock option plans and employee stock purchase plan and establishes and reviews general policies relating to compensation and benefits of our employees. The Compensation Committee held two meetings in 2000.

    The Board of Directors currently has no nominating committee or committee performing a similar function.

PROPOSAL TWO:

APPROVAL OF REINCORPORATION IN DELAWARE

Introduction

    For the reasons set forth below, the Board of Directors believes that the best interests of the Company and its shareholders will be served by changing the state of incorporation of the Company from California to Delaware (the "Reincorporation Proposal" or the "Proposed Reincorporation"). Shareholders are urged to read carefully the following sections of this Proxy Statement including the related exhibits referenced below and attached hereto, before voting on the Reincorporation Proposal. Throughout the Proxy Statement, the term "SeeBeyond California" refers to the existing California corporation and the term "SeeBeyond Delaware" refers to the new Delaware corporation, a wholly owned subsidiary of SeeBeyond California, which is the proposed successor to SeeBeyond California.

    As discussed below, the principal reasons for the proposed reincorporation are the greater flexibility of Delaware corporate law, the substantial body of case law interpreting that law, and the increased ability of the Company to attract and retain qualified directors. The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords. Although Delaware law provides the opportunity for the Board of Directors to adopt various mechanisms which may enhance the Board's ability to negotiate favorable terms for the shareholders in the event of an unsolicited takeover attempt, the proposed Delaware Certificate of Incorporation and Bylaws are similar to those currently in effect in California, with the exception that certain shareholder rights to call special meetings and to act by written consent will be eliminated, shareholder nominations for director and for business to be presented at an Annual Meeting will be subject to a ninety (90) day advance notice requirement. The Reincorporation Proposal is not being proposed in order to prevent a nonsolicited takeover attempt, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Company, or representation on the Board of Directors or take significant action that affects the Company.

    The Reincorporation Proposal will be effected by merging SeeBeyond California into SeeBeyond Delaware. Upon completion of the merger, SeeBeyond California will cease to exist and SeeBeyond Delaware will continue to operate the business of the Company under the name SeeBeyond Technology Corporation.

    Pursuant to the Agreement and Plan of Merger, a copy of which is attached hereto as Exhibit A (the "Merger Agreement"), each outstanding share of SeeBeyond California common stock, no par value, will automatically be converted into one share of SeeBeyond Delaware common stock, $.001 par value, upon the effective date of the merger. Each stock certificate representing issued and outstanding shares of SeeBeyond California common stock will continue to represent the same number of shares of common stock of SeeBeyond Delaware. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF SEEBEYOND DELAWARE. However, shareholders may exchange their certificates if they so choose. The common stock of SeeBeyond California is listed for quotation on the Nasdaq National Market and after the merger SeeBeyond Delaware's common stock will continue to be quoted on the Nasdaq National Market, under the same symbol ("SBYN") as the shares of SeeBeyond California common stock are traded under such system prior to the merger.

    Under California law, the affirmative vote of a majority of the outstanding shares of common stock of SeeBeyond California is required for approval of the Merger Agreement and the other terms of the Proposed Reincorporation. See "Vote Required for the Reincorporation Proposal." The Proposed Reincorporation has been unanimously approved by SeeBeyond California's Board of Directors. If approved by the shareholders, it is anticipated that the merger will become effective as soon as practicable (the "Effective Date") following the Annual Meeting of Shareholders. However, pursuant to the Merger Agreement, the merger may be abandoned or the Merger Agreement may be amended by the Board of Directors (except that the principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the Effective Date of the Proposed Reincorporation if, in the opinion of the Board of Directors of either company, circumstances arise which make it inadvisable to proceed under the original terms of the Merger Agreement. Shareholders of SeeBeyond California will have no dissenters' rights of appraisal with respect to the merger.

    The discussion set forth below is qualified in its entirety by reference to the Merger Agreement, the Certificate of Incorporation of SeeBeyond Delaware (the "Certificate of Incorporation"), the Bylaws of SeeBeyond Delaware (the "Bylaws"), and the form of indemnification agreement providing for indemnification of the Company's officers and directors to conform to Delaware law (the "Indemnification Agreement"), copies of which are attached hereto as Exhibits A, B, C and D, respectively.

    APPROVAL BY THE SHAREHOLDERS OF THE PROPOSED REINCORPORATION WILL CONSTITUTE APPROVAL OF THE MERGER AGREEMENT, THE CERTIFICATE OF INCORPORATION, THE BYLAWS OF SEEBEYOND DELAWARE AND THE INDEMNIFICATION AGREEMENT AND ALL PROVISIONS THEREOF.

Vote Required for the Reincorporation Proposal

    Approval of the Reincorporation Proposal, which will also constitute approval of (i) the Merger Agreement, (ii) the Certificate of Incorporation and the Bylaws of SeeBeyond Delaware, (iii) the assumption of SeeBeyond California's employee benefit plans and stock option and employee stock purchase plans by SeeBeyond Delaware and (iv) the adoption of the Indemnification Agreement of SeeBeyond Delaware, will require the affirmative vote of the majority of outstanding shares of the Company on the Record Date entitled to vote on the proposal. Votes that are cast against the proposal will be counted for purposes of determining (x) the presence or absence of a quorum and (y) the total number of negative votes cast with respect to the proposal. Abstentions and broker non-votes will each have the same effect as a vote against a proposal.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE PROPOSED REINCORPORATION IN DELAWARE.

Principal Reasons for the Proposed Reincorporation

    As the Company plans for the future, the Board of Directors and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based and the Company believes that shareholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own.

    Prominence, Predictability and Flexibility of Delaware Law.  For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

    Increased Ability to Attract and Retain Qualified Directors.  Both California and Delaware law permit a corporation to include a provision in its charter document which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. The Company believes that, in general, Delaware law provides greater protection to directors than California law and that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than California law.

    Well Established Principles of Corporate Governance.  There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and as to the conduct of the Board of Directors under the business judgment rule. The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords.

No Change in the Name, Board Members, Business, Management, Employee Plans or Location of Principal Facilities of the Company

    The Reincorporation Proposal will effect a change only in the legal domicile of the Company and certain other changes of a legal nature, certain of which are described in this Proxy Statement. The Proposed Reincorporation will NOT result in any change in the name, business, management, fiscal year, assets or liabilities (except to the extent of legal and other costs of effecting the reincorporation) or location of the principal facilities of the Company. In October 2000, however, the Company changed its name from "Software Technologies Corporation" to "SeeBeyond Technology Corporation", and changed the stock symbol under which the Company's common stock is quoted on the Nasdaq National Market from "STCS" to "SBYN". The two (2) directors who are elected at the Annual Meeting of Shareholders will become the directors of SeeBeyond Delaware. All employee benefit, stock option and employee stock purchase plans of SeeBeyond California will be assumed and continued by SeeBeyond Delaware, and each option or right issued pursuant to such plans will automatically be converted into an option or right to purchase the same number of shares of SeeBeyond Delaware common stock, at the same price per share, upon the same terms, and subject to the same conditions. Shareholders should note that approval of the Reincorporation Proposal will also constitute approval of the assumption of these plans by SeeBeyond Delaware. Other employee benefit arrangements of SeeBeyond California will also be continued by SeeBeyond Delaware upon the terms and subject to the conditions currently in effect. As noted above, after the merger, the shares of common stock of SeeBeyond Delaware will continue to be traded, in the same principal market and under the same symbol ("SBYN") as the shares of common stock of SeeBeyond California are traded under prior to the merger.

    Prior to the Effective Date of the merger, the Company plans to obtain any requisite consents to such merger from parties with whom it may have contractual arrangements. As a result, SeeBeyond California expects its rights and obligations under such contractual arrangements will continue and be assumed by SeeBeyond Delaware.

Antitakeover Implications

    Delaware, like many other states, permits a corporation to adopt a number of measures through amendment of the corporate charter or bylaws or otherwise, which measures are designed to reduce a corporation's vulnerability to unsolicited takeover attempts. The Reincorporation Proposal is not being proposed in order to prevent such a change in control, nor is it in response to any present attempt known to the Board of Directors to acquire control of the Company or to obtain representation on the Board of Directors.

    In the discharge of its fiduciary obligations to its shareholders, the Board of Directors has evaluated the Company's vulnerability to potential unsolicited bidders. In the course of such evaluation, the Board of Directors of the Company has considered or may consider in the future certain defensive strategies designed to enhance the Board's ability to negotiate with an unsolicited bidder. These strategies include, but are not limited to, the adoption of a shareholder rights plan and severance agreements for its management and key employees which become effective upon the occurrence of a change in control of the Company. None of these measures has been implemented by SeeBeyond California under California law and none has been provided for by SeeBeyond Delaware under Delaware law.

    Certain effects of the Reincorporation Proposal may be considered to have antitakeover implications. Section 203 of the Delaware General Corporation Law, from which SeeBeyond Delaware does NOT intend to opt out, restricts certain "business combinations" with "interested shareholders" for three (3) years following the date that a person becomes an interested shareholder, unless the Board of Directors approves the business combination. See "Significant Differences Between the Corporation Laws of California and Delaware  Shareholder Approval of Certain Business Combinations." Furthermore, the elimination of the right of shareholders controlling at least ten percent (10%) of the voting shares to call a special meeting of the shareholders could be seen as promoting an antitakeover effect by allowing shareholder action only at a meeting properly called by the Board of Directors or an annual meeting. The elimination of the right of shareholders to cumulate votes in the election of directors could also be seen as promoting an antitakeover effect by elimination of the right of a minority shareholder to obtain representation on the Board. The elimination of the ability of a majority of shareholders to act by written consent also could be viewed as having an antitakeover effect in that it can make it more difficult for shareholders to coordinate action outside a duly called annual or special meeting. For a further discussion of the changes which will be implemented as part of the Proposed Reincorporation, see "The Charters and Bylaws of SeeBeyond California and SeeBeyond Delaware" and "Significant Differences Between the Corporation Laws of California and Delaware—Indemnification and Limitation of Liability." For a further discussion of these and other differences between the laws of California and Delaware, see "Significant Differences Between the Corporation Laws of California and Delaware."

    The Board of Directors believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its shareholders because: (i) a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices; (ii) a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions; (iii) a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the corporation's stock, without affording all shareholders the opportunity to receive the same economic benefits; and (iv) certain of the Company's contractual arrangements provide that they may not be assigned pursuant to a transaction which results in a "change of control" of the Company without the prior written consent of the other contracting party.

    By contrast, in a transaction in which an acquiror must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of the Company's business, technology and other assets, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in the Company's business not yet reflected in the stock price and equality of treatment of all shareholders.

    Despite the belief of the Board of Directors as to the benefits to shareholders of the Reincorporation Proposal, it may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt which is not approved by the Board of Directors, but which a majority of the shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market value or over their cost basis in such shares. As a result of such effects of the Reincorporation Proposal, shareholders who might wish to participate in a tender offer may not have an opportunity to do so. In addition, to the extent that such provisions enable the Board of Directors to resist a takeover or a change in control of the Company, they could make it more difficult to change the existing Board of Directors and management.

The Charters and Bylaws of SeeBeyond California and SeeBeyond Delaware

    The provisions of the SeeBeyond Delaware Certificate of Incorporation and Bylaws are similar to those of the SeeBeyond California Articles of Incorporation and Bylaws in many respects. However, the Reincorporation Proposal includes the implementation of certain provisions in the SeeBeyond Delaware Certificate of Incorporation and Bylaws which alter the rights of shareholders and the powers of management. These provisions have antitakeover implications as described in this Proxy Statement.

Approval by shareholders of the Proposed Reincorporation will constitute an approval of the inclusion in the SeeBeyond Delaware Certificate of Incorporation and Bylaws of each of the provisions described below. In addition, SeeBeyond Delaware could implement certain other changes by amendment of its Certificate of Incorporation or Bylaws. For a discussion of such changes, see "Significant Differences Between the Corporation Laws of California and Delaware." This discussion of the Certificate of Incorporation and Bylaws of SeeBeyond Delaware is qualified by reference to Exhibits B and C hereto, respectively.

    The Articles of Incorporation of SeeBeyond California currently authorize the Company to issue up to 200,000,000 shares of common stock, no par value, and 10,000,000 shares of Preferred Stock, no par value. The Certificate of Incorporation of SeeBeyond Delaware provides that such company will have 200,000,000 authorized shares of common stock, $.0001 par value, and 10,000,000 shares of Preferred Stock, $.0001 par value. Thus, the capitalization of SeeBeyond Delaware will remain the same as that of SeeBeyond California.

    Monetary Liability of Directors and Officers.  The Articles of Incorporation of SeeBeyond California and the Certificate of Incorporation of SeeBeyond Delaware both provide for the elimination of personal monetary liability of directors and officers to the fullest extent permissible under law. The provision eliminating monetary liability of directors and officers set forth in the SeeBeyond Delaware Certificate of Incorporation is potentially more expansive than the corresponding provision in the SeeBeyond California Articles of Incorporation, in that the former incorporates future amendments to Delaware law with respect to the elimination of such liability. SeeBeyond Delaware plans to enter into new indemnification agreements with all directors after the Proposed Reincorporation. For a further explanation of the foregoing, see "Significant Differences Between the Corporation Laws of California and Delaware—Indemnification and Limitation of Liability." A copy of the form of SeeBeyond Delaware Indemnification Agreement is attached hereto as Exhibit D.

    Size of the Board of Directors.  The Bylaws of SeeBeyond Delaware provide for a Board of Directors consisting of not less than nine (9) nor more than seventeen (17) directors, with the exact number set at nine (9) members until changed by a duly adopted amendment to the Bylaws. The Bylaws of SeeBeyond California also provide for a Board of Directors consisting of not less than nine (9) nor more than seventeen (17) directors, with the exact number set at nine (9) members until changed by a duly adopted amendment to the Bylaws. Under California law, although changes in the number of directors, in general, must be approved by a majority of the outstanding shares, the Board of Directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if the stated ranges have been approved by the shareholders. Delaware Law permits the Board of Directors acting alone, to change the authorized number of directors by amendment to the Bylaws, unless the directors are not authorized to amend the Bylaws or the number of directors is fixed in the certificate of incorporation (in which case a change in the number of directors may be made only by amendment to the certificate of incorporation following approval of such change by the shareholders). The SeeBeyond Delaware Certificate of Incorporation provides that the number of directors will be as specified in the Bylaws and authorizes the Board of Directors to adopt, alter, amend or repeal the Bylaws. Following the Proposed Reincorporation, the Board of Directors of SeeBeyond Delaware could amend the Bylaws to change the size of the Board of Directors from nine (9) directors without further shareholder approval. If the Reincorporation Proposal is approved, the eight (8) directors of SeeBeyond California (with one current vacancy), including the two (2) Class I directors who are elected at the Annual Meeting of Shareholders, will continue as the directors of SeeBeyond Delaware after the Proposed Reincorporation is consummated and until their successors have been duly elected and qualified.

    Cumulative Voting for Directors.  Under California law, if any shareholder has given notice of an intention to cumulate votes for the election of directors, any other shareholder of the corporation is also entitled to cumulate his or her votes at such election. Cumulative voting provides that each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. In the absence of cumulative voting, the holders of the majority of the shares present or represented at a meeting in which directors are to be elected would have the power to elect all the directors to be elected at such meeting, and no person could be elected without the support of holders of the majority of shares present or represented at such meeting. Elimination of cumulative voting could make it more difficult for a minority shareholder adverse to a majority of the shareholders to obtain representation on the Company's Board of Directors. California corporations whose stock is listed on a national stock exchange can also eliminate cumulative voting with shareholder approval. The Company qualifies as such a listed company and SeeBeyond California's Articles of Incorporation have eliminated cumulative voting. Under Delaware law, cumulative voting in the election of directors is not mandatory, but is a permitted option. The SeeBeyond Delaware Certificate of Incorporation does not provide for cumulative voting rights. Therefore, the Proposed Reincorporation will not alter the rights of shareholders with respect to cumulative voting.

    Power to Call Special Shareholders' Meetings.  Under California law, a special meeting of shareholders may be called by the Board of Directors, the Chairman of the Board, the President, the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting and such additional persons as are authorized by such corporation's articles of incorporation or bylaws. SeeBeyond California's Bylaws permit a special meeting of shareholders to be called by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or a shareholder holding not less than ten percent (10%) of the voting power of the Company. Under Delaware law, a special meeting of shareholders may be called by the Board of Directors or any other person authorized to do so in the Certificate of Incorporation or the Bylaws. The Certificate of Incorporation and Bylaws of SeeBeyond Delaware currently authorize the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President, to call a special meeting of shareholders. Therefore, after the Proposed Reincorporation, no shareholder (regardless of percentage holding) will be entitled to call a special meeting.

    Filling Vacancies on the Board of Directors.  Under California law, any vacancy on the board of directors other than one created by removal of a director may be filled by the Board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. SeeBeyond California's Bylaws permit a majority of the remaining directors to fill vacancies on the board of directors. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws (or unless the certificate of incorporation directs that a particular class of stock is to elect such director(s), in which case a majority of the directors elected by such class, or a sole remaining director so elected, shall fill such vacancy or newly created directorship). The Bylaws of SeeBeyond Delaware, and those of SeeBeyond California, provide that any vacancy, including one created by the removal of a director by the shareholders, may be filled by a majority of the remaining directors on the board, and the person so elected to fill the vacancy shall hold office until the next succeeding annual meeting of shareholders at which the class to which the directorship belongs is to be elected. Thus, the Proposed Reincorporation will not alter the manner in which director vacancies are filled.

    Nominations of Director Candidates and Introduction of Business at Shareholder Meetings.  The Bylaws of SeeBeyond Delaware establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors (the "Nomination Procedure") and with regard to certain matters to be brought before an annual meeting or special meeting of shareholders (the "Business Procedure").

    The Nomination Procedure provides that only persons nominated by or at the direction of the Board of Directors or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting, will be eligible for election as directors. The Business Procedure provides that at an annual or special meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by or at the direction of the Board of Directors or by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. In all cases, to be timely, notice must be received by the Company not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders (or if the annual meeting date is called for a date not within thirty (30) days of such anniversary date, then not later than the tenth day following the day on which such notice was mailed or such public disclosure was made).

    Under the Nomination Procedure, a shareholder's notice to the Company must contain certain information about the nominee, including name, address, the consent of the nominee to be nominated and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and certain information about the shareholder proposing to nominate that person, including name, address, a representation that the shareholder is a holder of record of stock entitled to vote at the meeting and a description of all arrangements or understandings between the shareholder and each nominee. Under the Business Procedure, notice relating to the conduct of business at a meeting other than the nomination of directors must contain certain information about the business and about the shareholder who proposes to bring the business before the meeting. If the chairman or other officer presiding at the meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director, or if he or she determines that other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting. Nothing in the Nomination Procedure or the Business Procedure will preclude discussion by any shareholder of any nomination or business properly made or brought before an annual or special meeting in accordance with the above-described procedures.

    By requiring advance notice of nominations by shareholders, the Nomination Procedure affords the Board of Directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform the shareholders about such qualifications. By requiring advance notice of proposed business, the Business Procedure provides the Board with an opportunity to inform shareholders of any business proposed to be conducted at a meeting and the Board's position on any such proposal enabling shareholders to better determine whether they desire to attend the meeting or grant a proxy to the Board of Directors as to the disposition of such business. Although the SeeBeyond Delaware Bylaws do not give the Board any power to approve or disapprove shareholder nominations for the election of directors or any other business designated by shareholders to be conducted at a meeting, the SeeBeyond Delaware Bylaws may have the effect of precluding a nomination for the election of directors or of precluding any other business at a particular meeting if the proper procedures are not followed. In addition, the procedures may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such business or such attempt might be beneficial to the Company and its shareholders.

    Classified Board.  Each of SeeBeyond California and SeeBeyond Delaware has a classified Board of Directors providing for directors divided into three classes: Class I, comprised of two directors being elected at the annual meeting of shareholders in 2001; Class II, comprised of three directors whose term will expire at the annual meeting of shareholders in 2002; and Class III, comprised of three directors whose term will expire at the annual meeting of shareholders in 2003. If the Reincorporation Proposal is approved, this classification of the Board of Directors will continue for SeeBeyond Delaware.

    Action by Written Consent of the Shareholders.  Any action by the shareholders must be taken at a duly called annual or special meeting, according to the Bylaws of SeeBeyond Delaware. Thus, although the Bylaws of SeeBeyond California allow shareholder action by written consent, such action by written consent will no longer be authorized after the Proposed Reincorporation.

    Removal of Directors.  The Bylaws of SeeBeyond Delaware permit a director to be removed only with cause by the holders of a majority of the shares then entitled to vote in an election of directors. California law permits the removal of directors, with or without cause, by a majority of the outstanding shares then entitled to vote, provided, however, that no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. Thus, because SeeBeyond Delaware will not have cumulative voting, the removal of directors may be more difficult following the Proposed Reincorporation.

Significant Differences Between the Corporation Laws of California and Delaware

    The corporation laws of California and Delaware differ in many respects. Although all the differences are not set forth in this Proxy Statement, certain provisions, which could materially affect the rights of shareholders, are discussed below.

    Shareholder Approval of Certain Business Combinations.  In recent years, a number of states have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Under Section 203 of the Delaware General Corporation Law, certain "business combinations" with "interested shareholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met.

    Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested shareholder" for three (3) years following the date that such person or entity becomes an interested shareholder. With certain exceptions, an interested shareholder is a person or entity who or which owns, individually or with or through certain other persons or entities, fifteen percent (15%) or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an agent or associate of the corporation and was the owner, individually or with or through certain other persons or entities of fifteen percent (15%) or more of such voting stock at any time within the previous three (3) years, or is an affiliate or associate of any of the foregoing.

    For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested shareholder, sales or other dispositions to the interested shareholder (except proportionately with the corporation's other shareholders) of assets of the corporation or a direct or indirect majority-owned subsidiary equal in aggregate market value to ten percent (10%) or more of the aggregate market value of either the corporation's consolidated assets or all of its outstanding stock; the issuance or transfer by the corporation or a direct or indirect majority-owned subsidiary of stock of the corporation or such subsidiary to the interested shareholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested shareholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock or of the corporation's voting stock); or receipt by the interested shareholder (except proportionately as a shareholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

    The three-year moratorium imposed on business combinations of Section 203 does not apply if: (i) prior to the date on which such shareholder becomes an interested shareholder the board of directors approves either the business combination or the transaction that resulted in the person or entity becoming an interested shareholder, (ii) upon consummation of the transaction that made him or her an interested shareholder, the interested shareholder owns at least eighty-five percent (85%) of the corporation's voting stock outstanding at the time the transaction commenced (excluding from the eighty-five percent (85%) calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person or entity becomes an interested shareholder, the board approves the business combination and it is also approved at a shareholder meeting by sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock not owned by the interested shareholder.

    Section 203 only applies to certain publicly held corporations that have a class of voting stock that is (i) listed on a national securities exchange, (ii) quoted on an interdealer quotation system of a registered national securities association or (iii) held of record by more than 2,000 shareholders. Although a Delaware corporation to which Section 203 applies may elect not to be governed by Section 203, SeeBeyond Delaware does not intend to so elect and thus will be governed by Section 203.

    Section 203 will encourage any potential acquiror to negotiate with the Company's Board of Directors. Section 203 also might have the effect of limiting the ability of a potential acquiror to make a two-tiered bid for SeeBeyond Delaware in which all shareholders would not be treated equally. Shareholders should note, however, that the application of Section 203 to SeeBeyond Delaware will confer upon the Board the power to reject a proposed business combination in certain circumstances, even though a potential acquiror may be offering a substantial premium for SeeBeyond Delaware's shares over the then current market price. Section 203 would also discourage certain potential acquirors unwilling to comply with its provisions. See "Shareholder Voting" herein.

    Removal of Directors.  Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote. However, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. Under Delaware law, a director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at the election of directors except that (i) unless the certificate of incorporation or bylaws otherwise provides, in the case of a corporation with a classified board of directors, shareholders may effect such removal only for cause or (ii) in the case of a corporation having cumulative voting, no director may be removed (unless the entire board is removed) if the number of votes cast against his removal would be sufficient to elect such director under cumulative voting. The SeeBeyond Delaware Bylaws provide that holders of a majority of the shares entitled to vote at the election of directors may remove a director only for cause. The Certificate of Incorporation of SeeBeyond Delaware after the Proposed Reincorporation does not provide for cumulative voting rights.

    Classified Board of Directors.  A classified board is one on which a certain number, but not all of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors more difficult, and thus a potential change in control of a corporation a lengthier and more difficult process. Under California law, a Company whose shares are listed on a national exchange may also provide for a classified board of directors by adopting amendments to its articles of incorporation or bylaws, which amendments must be approved by the shareholders. As discussed above under the heading "The Charters and Bylaws of SeeBeyond California and SeeBeyond Delaware—Classified Board", in its Articles of Incorporation SeeBeyond California has adopted a three-tiered classified structure for its Board of Directors. Delaware law permits, but does not require a classified board of directors, pursuant to which the directors can be divided into as many as three (3) classes with staggered terms of office, with only one class of directors standing for election each year. SeeBeyond Delaware currently plans to continue to have a three-tiered classified board that is identical to that adopted by SeeBeyond California.

    Indemnification and Limitation of Liability.  California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt a provision in their articles of incorporation eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty of care. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability. In general, Delaware law is somewhat broader in allowing corporations to indemnify and limit the liability of corporate agents, which, among other things, support Delaware corporations in attracting and retaining outside directors.

    California law does not permit the elimination of monetary liability where such liability is based on (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; or (g) liability for improper distributions, loans or guarantees.

    Delaware law does not permit the elimination of monetary liability for (a) breaches of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit.

    California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made without court approval in respect of paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval.

    Indemnification is permitted by California law only for acts taken in good faith and believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action.

    California law requires indemnification when the individual has successfully defended the action on the merits as opposed to Delaware law which requires indemnification where there has been a successful defense, whether on the merits or otherwise.

    Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or (in contrast to California law) not opposed to, the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his duty to the corporation.

    Each of California and Delaware law allows for the entering of indemnification agreements which may provide for indemnification arrangements beyond those specifically authorized by applicable statute as long as they are not contrary to the policies underlying such statute. In this connection, the Company entered into indemnification agreements with its officers and directors providing for indemnification under California law, including certain procedures for such indemnification as well as for the advancement of expenses (other than actual amounts paid in settlement) in connection with the investigation, defense, settlement or appeal of any proceeding subject to such indemnification agreement. Such advances are repayable by the officer or director to the extent the subject conduct is later determined not to be indemnifiable. Similar indemnification agreements are allowed under Delaware law and the broader indemnification allowed in Delaware could also result in the greater allowance of expenses advancement. After the Proposed Reincorporation, the Company plans to enter into indemnification agreements with its officers and directors. Although California and Delaware indemnification laws are similar, Delaware law provides a somewhat broader scope of protection for directors and officers. The indemnification agreements to be used by SeeBeyond Delaware are intended to complement the indemnity and other protection available under applicable law, SeeBeyond Delaware's Certificate of Incorporation and Bylaws, and to provide for indemnification of indemnitees to the fullest extent permitted by applicable law. The indemnification agreements to be used by SeeBeyond Delaware contain certain additional limitations on indemnification for expenses in suits against the Company not contained in the indemnification agreements currently used by SeeBeyond California. Approval of the proposed reincorporation will also constitute approval by the Company's shareholders of the form of indemnification agreement attached as Exhibit D to this Proxy Statement.

    The Securities and Exchange Commission has expressed its opinion that indemnification of directors, officers and controlling persons of the Company against liabilities arising under the Securities Act of 1933, as amended (the "Act"), is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an indemnitee of SeeBeyond Delaware in the successful defense of any such act or proceeding) is asserted by such indemnitee in connection with securities which have been registered by SeeBeyond Delaware, SeeBeyond Delaware will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    Inspection of Shareholder List.  Both California and Delaware law allow any shareholder to inspect the shareholder list for a purpose reasonably related to such person's interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by holding an aggregate of five percent (5%) or more of the corporation's voting shares, or shareholders holding an aggregate of one percent (1%) or more of such shares who have filed a Schedule 14B with the Securities and Exchange Commission in connection with a contested election of directors. The latter provision has not been amended in response to the elimination of Schedule 14B under the revised proxy rules. Under California law, such absolute inspection rights also apply to a corporation formed under the laws of any other state if its principal executive offices are in California or if it customarily holds meetings of its board in California. Delaware law also provides for inspection rights as to a list of shareholders entitled to vote at a meeting within a ten-day period preceding a shareholders' meeting for any purpose germane to the meeting. However, Delaware law contains no provisions comparable to the absolute right of inspection provided by California law to certain shareholders.

    Dividends and Repurchases of Shares.  California law dispenses with the concepts of par value of shares as well as statutory definitions of capital surplus and the like. The concepts of par value, capital and surplus exist under Delaware law.

    Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares other than repurchases of its shares issued under employee stock plans contemplated by Section 408 of the California Corporations Code) unless either (i) the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or (ii) immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two (2) fiscal years were less than the average interest expense for such years). Such tests are applied to California corporations on a consolidated basis.

    Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

    To date, the Company has not paid any cash dividends on its outstanding shares and does not anticipate doing so for the foreseeable future.

    Shareholder Voting.  In a proposed acquisition context, both California and Delaware law generally require that a majority of the shareholders of both acquiring and target corporations approve statutory mergers. Delaware law does not require a shareholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of the stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding or treasury share after the merger and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

    Both California law and Delaware law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the outstanding voting shares of the corporation transferring such assets.

    With certain exceptions, California law also requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. In contrast, Delaware law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation that adversely affects a specific class of shares. As a result, shareholder approval of such transactions may be easier to obtain under Delaware law for companies which have more than one class of shares outstanding.

    California law also requires that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than fifty percent (50%) but less than ninety percent (90%) of such common stock or its affiliate unless all of the holders of such common stock consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 does provide similar protection against two-tiered bids for a corporation in which the shareholders are not treated equally. See "Significant Differences Between the Corporation Laws of California and Delaware—Shareholder Approval of Business Combinations."

    California law provides that, except in certain circumstances when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing person of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders. This fairness opinion requirement does not apply to a corporation that does not have shares held of record by at least one hundred (100) persons, or to a transaction that has been qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least ten (10) days prior to the date of acceptance of the interested party proposal the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares. Delaware law has no comparable provision.

    Interested Director Transactions.  Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law, (a) either the shareholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and, in the case of board approval, the contract or transaction must also be "just and reasonable" (in California) or "fair" (in Delaware) to the corporation or (b) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested director (except that interested directors may be counted for purposes of establishing a quorum). Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even if the disinterested directors are less than a quorum). Therefore, certain transactions that the Board of Directors of SeeBeyond California might not be able to approve because of the number of interested directors, could be approved by a majority of the disinterested directors of SeeBeyond Delaware, although less than a majority of a quorum.

    Shareholder Derivative Suits.  California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a shareholder may bring a derivative action on behalf of the corporation only if the shareholder was a shareholder of the corporation at the time of the transaction in question or if his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation and the defendant in a derivative suit may make a motion to the court for an order requesting the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bond requirement.

    Appraisal Rights.  Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under Delaware law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger and consolidation, and such appraisal rights are not available (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) with respect to a merger or consolidation by a corporation and the shares of which are either listed on a national securities exchange or are held of record by more than two thousand (2,000) holders if such shareholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than two thousand (2,000) holders plus cash in lieu of fractional shares of such corporations or (c) to shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger under certain provisions of Delaware law.

    The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have such appraisal rights unless the holders of at least five percent (5%) of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity (as will be the case in the Reincorporation Proposal). Appraisal or dissenters' rights are, therefore, not available to shareholders of SeeBeyond California with respect to the Reincorporation Proposal. California law general affords appraisal rights in sale of asset reorganizations.

    Dissolution.  Under California law, shareholders holding fifty percent (50%) or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors and this right may not be modified by the Articles of Incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by all the shareholders entitled to vote therein. Only if the dissolution is initially approved by the board of directors may it be approved by a simple majority of the outstanding shares of the corporation's stock entitled to vote. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority (greater than a simple majority) voting requirement in connection with dissolutions. SeeBeyond Delaware's Certificate of Incorporation contains no such supermajority voting requirement, however, and a majority of the outstanding shares entitled to vote, voting at a meeting at which a quorum is present, would be sufficient to approve a dissolution of SeeBeyond Delaware that had previously been approved by its Board of Directors.

Application of the General Corporation Law of California to Delaware Corporations

    Under Section 2115 of the California General Corporation Law, certain foreign corporations (i.e., corporations not organized under California law) are placed in a special category if they have characteristics of ownership and operation which indicate that they have significant contacts with California. So long as a Delaware or other foreign corporation is in this special category, and it does not qualify for one of the statutory exemptions, it is subject to a number of key provisions of the California General Corporation Law applicable to corporations incorporated in California. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, classified boards of directors, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters and appraisal rights and transaction of corporate records. See "Significant Differences Between the Corporation Laws of California and Delaware" above.

    Exemptions from Section 2115 are provided for corporations whose shares are listed on a major national securities exchange or are traded in the Nasdaq National Market and which have 800 or more shareholders as of the record date of its most recent annual meeting of shareholders. The common stock of SeeBeyond Delaware will continue to be quoted on the Nasdaq National Market and is owned by more than 800 holders, and accordingly, SeeBeyond Delaware will be exempt from Section 2115.

Certain Federal Income Tax Consequences

    The following is a discussion of certain federal income tax considerations that may be relevant to holders of SeeBeyond California common stock who receive SeeBeyond Delaware common stock in exchange for their SeeBeyond California common stock as a result of the Proposed Reincorporation. The discussion does not address all of the tax consequences of the Proposed Reincorporation that may be relevant to particular SeeBeyond California shareholders, such as dealers in securities, or those SeeBeyond California shareholders who acquired their shares upon the exercise of stock options, nor does it address the tax consequences to holders of options or warrants to acquire SeeBeyond California common stock. Furthermore, no foreign, state, or local tax considerations are addressed herein. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

    Subject to the limitations, qualifications and exceptions described herein, and assuming the Proposed Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Code, the following tax consequences generally should result:

  (a)
  No gain or loss should be recognized by holders of SeeBeyond California common stock upon receipt of SeeBeyond Delaware common stock pursuant to the Proposed Reincorporation;

  (b)
  The aggregate tax basis of the SeeBeyond Delaware common stock received by each shareholder in the Proposed Reincorporation should be equal to the aggregate tax basis of the SeeBeyond California common stock surrendered in exchange therefor, and

  (c)
  The holding period of the SeeBeyond Delaware common stock received by each shareholder of SeeBeyond California should include the period for which such shareholder held the SeeBeyond California common stock surrendered in exchange therefor, provided that such SeeBeyond California common stock was held by the shareholder as a capital asset at the time of Proposed Reincorporation.

  (d)
  The Company should not recognize gain or loss for federal income tax purposes as a result of the Proposed Reincorporation, and SeeBeyond Delaware should succeed, without adjustment, to the federal income tax attributes of SeeBeyond California.

    The Company has not requested a ruling from the Internal Revenue Service (the "IRS") with regards to the federal income tax consequences of the Proposed Reincorporation under the Code. The Company will however, receive an opinion from legal counsel substantially to the effect that the

Proposed Reincorporation will qualify as a reorganization within the meaning of Section 368(a) of the Code (the "Tax Opinion"). The Tax Opinion will neither bind the IRS nor preclude it from asserting a contrary position. In addition, the Tax Opinion will be subject to certain assumptions and qualifications and will be based upon the truth and accuracy of representations made by SeeBeyond Delaware and SeeBeyond California.

    A successful IRS challenge to the reorganization status of the Reincorporation would result in a shareholder recognizing gain or loss with respect to each share of SeeBeyond California common stock exchanged in the Proposed Reincorporation equal to the difference between the shareholder's basis in such share and the fair market value, as of the time of the Proposed Reincorporation of the SeeBeyond Delaware common stock received in exchange therefor. In such event, a shareholder's aggregate basis in the shares of SeeBeyond Delaware common stock received in the exchange would equal their fair market value m such date, and the shareholder's holding period for such shares would not include the period during which the shareholder held SeeBeyond California common stock.

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the 2001 fiscal year. This nomination is being presented to the shareholders for ratification at the meeting. Ernst & Young LLP has audited the Company's financial statements for the last nine years. A representative of Ernst & Young LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

Fees billed to the Company by Ernst & Young LLP during Fiscal 2000

    Audit Fees:

    Audit fees billed to the Company by Ernst & Young LLP during the Company's 2000 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $254,000.

    Financial Information Systems Design and Implementation Fees:

    The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

    All Other Fees:

    Fees billed to the Company by Ernst & Young LLP during the Company's 2000 fiscal year for audit-related services totaled $299,000, and all other non-audit services rendered to the Company, including tax related services, totaled $70,000.

Vote Required; Recommendation of Board of Directors

    The affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting is required to ratify the Board's selection. If the shareholders reject the nomination, the Board will reconsider its selection.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" PROPOSAL THREE.

STOCK OWNERSHIP

Ownership of Major Shareholders

    At the Record Date, 70,392,922 shares of the Company's common stock were issued and outstanding and no shares of the Company's Preferred Stock were issued and outstanding. As of March 15, 2001, the following individuals and entities were known by the Company to be the beneficial owner of more than 5% of the Company's common stock:

	Beneficial Ownership
Name of 5% Beneficial Owner	Number of Shares	Percent of Total
James T. Demetriades(1) 404 E. Huntington Drive Monrovia, CA 91016	30,700,256	43.2%
Norwest Venture Partners VI, L.P.(2) George J. Still 3600 IDS Center 80 South 8th Street Minneapolis, MN 55402-2100	5,341,047	7.6%

(1)
Includes 700,000 shares issuable upon exercise of options which are exercisable within 60 days of March 15, 2001. Also represents 30,000,256 shares held by the James T. Demetriades Family Trust UTD dated March 15, 1996, of which Mr. James T. Demetriades is trustee.

(2)
Includes 84,375 shares issuable upon the exercise of options which are exercisable within 60 days of March 15, 2001 held by Mr. Still and 68,601 shares held by Mr. Still. Also represents 5,188,071 shares held by Norwest Venture Partners VI, L.P. over which Mr. Still shares voting and dispositive power. Mr. Still disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

Ownership of Directors and Officers

    The following table sets forth the beneficial ownership of the Company's common stock as of March 15, 2001 (i) by each director of the Company, (ii) the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company during fiscal 2000 (such officers are collectively referred to as the "Named Executive Officers"), and (iii) by all directors and individuals who were executive officers of the Company as of December 31, 2000, as a group:

	Beneficial Ownership
Name	Number	Percent
James T. Demetriades(1)	30,700,256	43.2%
George Abigail	—	—
Sterge T. Demetriades(2)	912,486	1.3%
Salah M. Hassanein(3)	635,636	*
Raymond J. Lane(4)	686,924	*
Steven A. Ledger(5)	2,875,996	4.1%
George J. Still(6)	5,341,047	7.6%
Jack L. Wilson(7)	1,835,097	2.6%
Barry J. Plaga(8)	107,000	*
Paul J. Hoffman(9)	381,999	*
Kathleen M. Mitchell(10)	512,600	*
Rangaswami Srihari(11)	168,750	*
All directors and executive officers as a group (12 persons)(12)		—%

*
Less than 1% of the outstanding shares.

(1)
Includes 700,000 shares issuable upon exercise of options which are exercisable within 60 days of March 15, 2001. Also represents 30,000,256 shares held by the James T. Demetriades Family Trust UTD dated March 15, 1996, of which Mr. James T. Demetriades is trustee.

(2)
Includes 146,250 shares issuable upon the exercise of options which are exercisable within 60 days of March 15, 2001. Also, represents 466,236 shares held by the Demetriades Family Trust UTD dated December 20, 1930, of which Mr. Sterge T. Demetriades is trustee, and 300,000 shares held by the Sterge Demetriades 2000 Annuity Trust, of which Mr. Sterge T. Demetriades is a trustee, over which he has voting and dispositive power.

(3)
Includes 106,875 shares issuable upon the exercise of options which are exercisable within 60 days of March 15, 2001 held by Mr. Hassanein and 528,761 shares held by Ms. Hassanein.

(4)
Includes 219,375 shares issuable upon the exercise of options which are exercisable within 60 days of March 15, 2001. Also includes 282,351 shares held by Raymond J. Lane Trust UAD 11/02/95, of which Mr. Lane is trustee, and 185,198 shares held by Mr. Lane.

(5)
Includes 151,875 shares issuable upon the exercise of options which are exercisable within 60 days of March 15, 2001. Also represents 2,724,121 shares held by Storie Partners, L.P. over which Mr. Ledger shares voting and dispositive power. Mr. Ledger disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(6)
Includes 84,374 shares issuable upon the exercise of options which are exercisable within 60 days of March 15, 2001 held by Mr. Still, and 68,601 shares held by Mr. Still. Also represents 5,188,071 shares held by Norwest Venture Partners VI, L.P. over which Mr. Still shares voting and dispositive power. Mr. Still disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)
Includes 1,200,000 shares held by Accenture issuable upon the exercise of warrants which are exercisable within 60 days of March 15, 2001, over which Mr. Wilson has shared voting or dispositive power. Mr. Wilson disclaims beneficial ownership of such shares except for his pecuniary interest therein. Also represents 635,097 shares held by Accenture Technology Ventures, over which Mr. Wilson has no voting or dispositive power.

(8)
Includes 81,250 shares issuable upon the exercise of options which are exercisable within 60 days of March 15, 2001.

(9)
Includes 199,500 shares issuable upon the exercise of options which are exercisable within 60 days of March 15, 2001 held by Mr. Hoffman and 182,499 shares held by Mr. Hoffman.

(10)
Includes 315,799 shares issuable upon the exercise of options which are exercisable within 60 days of March 15, 2001 held by Ms. Mitchell, and 196,801 shares held by Ms. Mitchell.

(11)
Includes 168,750 shares issuable upon the exercise of options which are exercisable within 60 days of March 15, 2001.

(12)
Includes      shares issuable upon the exercise of options which are exercisable within 60 days of March 15, 2001.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth all compensation received for services rendered to the Company and the Company's subsidiaries in all capacities during the last two fiscal years by (i) the Company's Chief Executive Officer and (ii) the Company's four (4) other Named Executive Officers:

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	All Other Annual Compensation			Awards of Options	All Other Compensation(1)
James T. Demetriades Chairman of the Board of Directors, President & Chief Executive Officer	2000 1999	$300,000 300,000	$235,000 184,500	$	— —		1,000,000 0	$	— —
Barry J. Plaga Sr. Vice President, Chief Financial Officer	2000 1999	214,167 30,286	93,125 —		— —		0 600,000		— —
Paul Hoffman President, Americas	2000 1999	300,000 212,500	175,000 100,000		— —		0 1,350,000		— —
Kathleen M. Mitchell Sr. Vice President, Marketing and Business Development	2000 1999	270,000 158,045	153,438 37,500		— —		0 1,170,000		— —
Rangaswami Srihari Vice President, Engineering and Chief Technology Officer	2000 1999	185,000 187,500	96,200 58,500		— 202,436	(2)	0 90,000		— —

(1)
Other compensation in the form of perquisites and other personal benefits have been omitted in those cases where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

(2)
Reimbursement for relocation expenses.

OPTION GRANTS IN FISCAL YEAR 2000

    The following table sets forth information concerning grants of stock options to each of the Named Executive Officers during the fiscal year ended December 31, 2000.

	Individual Grants(1)
		% of Total Options Granted to Employees in Fiscal Year(1)
						Potential Realizable Value at Annual Rates of Stock Price Appreciation for Option Term(3)
				Fair Value On Date Of Grant
			Exercise or Base Price Per Share
	Options Granted				Expiration Date
Name						0%	5%	10%
James T. Demetriades	1,000,000	16.68%	$12.00	$12.00	4/27/10	0	$19,547,000	$31,125,000
Barry J. Plaga	0	—	—	—	—	—	—	—
Paul J. Hoffman	0	—	—	—	—	—	—	—
Kathleen M. Mitchell	0	—	—	—	—	—	—	—
Rangaswami Srihari	0	—	—	—	—	—	—	—

(1)
This option was granted pursuant to the Company's 1998 Stock Plan and is subject to the terms of such plan.

(2)
In 2000, we granted employees and consultants options to purchase an aggregate of 5,994,953 shares of common stock.

(3)
The gains shown are "option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation do not represent our estimate or projection of future common stock prices.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

    The following table sets forth certain information concerning options exercised by the Named Executive Officers in fiscal 2000, and exercisable and unexercisable stock options held by each of the Named Executive Officers as of December 31, 2000.

			Fiscal Year-End Options
			Number of Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(2)
	Shares Acquired on Exercise
		Value Realized(1)
Name			Vested	Unvested	Vested	Unvested
James T. Demetriades	—	$—	450,000	1,000,000	$4,041,009	$0
Barry J. Plaga	25,000	200,000	181,250	393,750	1,132,813	2,460,938
Paul J. Hoffman	482,499	4,264,239	23,748	843,754	203,758	7,239,409
Kathleen M. Mitchell	244,251	2,523,113	82,001	843,748	703,569	7,239,358
Rangaswami Srihari	—	—	247,500	112,500	2,232,675	984,825

(1)
Equal to the fair market value of the purchased shares on the option exercise date, less the exercise price paid for such shares.

(2)
Based upon the closing price of the common stock on December 31, 2000 of $10.25 less the exercise price per share.

Compensation Arrangements

    In August 1998, the Company signed an employment agreement with Rangaswami Srihari, the Company's vice president and chief technology officer. This employment agreement provides for the at-will employment of Mr. Srihari. In the event that Mr. Srihari's employment is involuntarily terminated other than for "cause," then the Company is required to pay Mr. Srihari's base compensation for a period of twelve months following such termination. In the event of a change of control of the Company, fifty percent of the unvested portion of any outstanding stock option granted to Mr. Srihari under the Company's stock option plans shall vest and become exercisable.

Report Regarding the Compensation of Executive Officers by the Board of Directors1

1
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

    For 2000, all members of the Board of Directors participated in deliberations concerning executive officer compensation that occurred while such individuals were members of the Board. The Compensation Committee of the Board of Directors, formed in July 1998, is comprised of Messrs. Lane, Ledger, Hassanein and Still. All such members are non-employee directors. The Compensation Committee, which held three meetings in 2000, reviews compensation levels of senior management and recommends salaries and other compensation paid to senior management to the Company's Board of Directors for approval.

    Compensation Philosophy.  The Company's executive pay programs are designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving both short and long-term strategic Company goals, to link executive and shareholder interests through equity-based plans, and to provide a compensation package that recognizes individual contributions and Company performance. A meaningful portion of each executive's total compensation is intended to be variable and to relate to and be contingent upon Company performance. The Company's compensation philosophy is that cash compensation must be competitive with other technology companies of comparable size in order to help motivate and retain existing staff and provide a strong incentive to achieve specific Company goals. The Company believes that the use of stock options as a long-term incentive links the interests of the employees to that of the shareholders and motivates key employees to remain with the Company to a degree that is critical to the Company's long-term success, while rewarding individuals for the Company's performance, to the extent it is reflected in the stock price of the Company.

    Components of Executive Compensation.  The two key components of the Company's senior management compensation program in fiscal 2000 were base salary and long-term incentives, represented by the Company's stock option program.

    Stock options are generally granted when a senior manager joins the Company and additional options may be granted from time-to-time thereafter. The options granted to each senior manager generally vest over a four (4) year period, although exceptions may be made when deemed necessary or appropriate. In addition to the stock option program, senior managers are eligible to participate in the Company's 2000 Employee Stock Purchase Plan. The Company intends to grant additional options to executive officers and other senior managers from time-to-time based on performance and potential.

    Chief Executive Officer Compensation.  Mr. James Demetriades receives an annual base salary of $300,000. In addition, he is eligible for an annual bonus equal to 66.7 percent of his base salary upon attainment of performance goals determined by the Board of Directors pursuant to the advice of the Committee after consultation with Mr. Demetriades. For fiscal 2000, no performance goals were established and Mr. Demetriades was awarded a bonus of $235,000. In February 2000, Mr. Demetriades was also granted an option to purchase 1,000,000 shares of the Company's common stock.

    Except as described above, the Company's Chief Executive Officer receives no other material compensation or benefits not provided to all executive officers.

    The Company had a bonus program in 2000 in connection with its incentive and retention policies and its assessment of practices of comparable companies in the industry. The bonuses awarded to executive officers other than our Chief Executive Officer during fiscal 2000 were as follows: Barry Plaga, our senior vice president and chief financial officer was awarded $93,125; Paul Hoffman, our president, Americas was awarded $175,000; Kathleen Mitchell, our senior vice president, marketing and business development was awarded $153,348; and Rangaswami Srihari, our vice president, engineering and chief technology officer was awarded $96,200.

    Other elements of executive compensation include participation in Company-wide medical and dental benefits and the ability to defer compensation pursuant to a 401(k) plan. Employees may defer up to 15% of their pre-tax salary subject to statutory limits. The Company matches annual contributions under the 401(k) plan up to an amount equal to 50% of the participant's elective contribution, up to 8% of compensation.

    Ongoing Review.  The Compensation Committee will be evaluating the Company's compensation policies on an ongoing basis to determine whether they are appropriate to attract, retain and motivate key personnel. The Compensation Committee may determine accordingly that it is appropriate to increase salaries, award additional stock options or grants of restricted stock, make loans or provide other short-term or long-term compensation to senior managers, including executive officers.

    The Board of Directors and the Compensation Committee have considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Compensation Committee believes that any options granted under the Company's stock plans will meet the requirements of being performance-based, the Compensation Committee believes that the Section will not reduce the tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

Compensation Committee of the Board of Directors Salah M. Hassanein Raymond J. Lane Steven A. Ledger George J. Still

Report of the Audit Committee of the Board of Directors2

2
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

    The Audit Committee of the Board of Directors, formed in July 1998, is comprised of Messrs. Still and Wilson. All such members are non-employee directors, and are independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors which is included with this proxy statement as Exhibit E.

    The primary responsibilities of the Audit Committee are to (1) review on a continuing basis the internal financial reporting system and controls and audit function of the Company, (2) review the independent auditors' proposed scope and approach, (3) conduct a post-audit review of the financial statements and audit findings, (4) review the performance and monitor the independent auditors, and (5) recommend resolutions for any dispute between the Company's management and its independent auditors.

    The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with the Company's management. The Audit Committee has discussed with Ernst & Young LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committees").

    The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 ("Independence Discussion with Audit Committees") and the Audit Committee has discussed with Ernst & Young LLP the independence of the auditors from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

    Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS George J. Still Jack L. Wilson

Compensation Committee Interlocks and Insider Participation

    As noted above, the Compensation Committee is comprised of four non-employee directors: Messrs. Lane, Ledger, Hassanein and Still. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No executive officer of SeeBeyond serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of SeeBeyond's Board of Directors, nor has such interlocking relationship existed in the past.

CERTAIN TRANSACTIONS

    During fiscal year 2000, the Company paid approximately $170,355 in consulting fees, accrued approximately $231,574 in consulting fees and accrued approximately $57,600 in customer referral fees payable to EDS. Also during fiscal year 2000, EDS purchased a software license from the Company for $2.0 million. An affiliate of EDS, Mr. Abigail, is a member of our Board of Directors. EDS is also a shareholder of the Company. In May 2000, EDS purchased 1,200,000 shares in a private placement concurrent with the Company's initial public offering at $12.00 per share, the same per share price paid by investors in the public offering. The Company also issued a warrant to EDS in January 2000 to purchase 1,200,000 shares of its common stock which becomes exercisable upon the achievement of various milestones including the generation of license revenue for the Company. This warrant expires in July 2002, and has an exercise price of $6.67 per share.

    During fiscal year 2000, the Company paid Accenture and its affiliated entities approximately $252,340 in consulting fees, and accrued approximately $322,550 in consulting fees payable to Accenture and its affiliated entities. An affiliate of Accenture, Mr. Wilson, is a member of our Board of Directors. Accenture is also a shareholder of the Company, and holds a warrant to purchase 1,200,000 shares of the Company's common stock at an exercise price of $5.33 per share that expires in November 2003.

    We are a party to a lease for a building in Arcadia, California half of which is owned by the Demetriades Family Trust dated December 20, 1983, a majority interest of which is owned by Sterge Demetriades, one of our directors, and his wife. The other half of the building is owned by another trust, The 150 E. Foothill Trust dated December 20, 1983, of which James T. Demetriades, our Chairman, President and Chief Executive Officer is one of the beneficiaries. During fiscal year 2000, we paid rent in the amount of $58,000 under this lease. The lease expires in December 2002.

    We have paid the premiums on certain life insurance policies for the benefit of James T. Demetriades. Total premiums paid during fiscal year 2000 were $42,203. This amount is classified as a related party receivable on our consolidated balance sheet. The Company has been named as a beneficiary on such policies up to the amount of the cash value of the policy.

COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER RETURN

    The following graph compares the total cumulative shareholder return on the Company's common stock with the cumulative total return of the Nasdaq National Market Index and the Standard & Poor's Computer Software and Services Index for the period from April 28, 2000 (based on the closing price of the company's stock on the date on which the Company's common stock began trading on the Nasdaq) through December 31, 2000. Total cumulative shareholder return assumes $100 invested at the beginning of the period in the common stock of the Company, the stocks represented in the Nasdaq National Market Index and the stocks represented in the Standard & Poor's Computer Software and Services Index, respectively and assumes reinvestment of dividends; the Company has paid no dividends on its common stock. The Standard & Poor's Computer Software and Services Index is a modified capitalization weighted index of 26 stocks representing software and services companies. Historical stock price performance should not be relied upon as indicative of future stock price performance:

    [STOCK GRAPH APPEARS HERE]

	SeeBeyond	Nasdaq Composite Index	S&P Computer Software and Services Index

4/28/00	100.00	100.00	100.00
5/31/00	125.84	88.09	90.27
6/30/00	171.64	102.73	103.68
7/31/00	148.94	97.57	92.73
8/31/00	109.06	108.95	101.84
9/30/00	128.02	95.13	91.26
10/31/00	95.08	87.28	89.83
11/30/00	48.27	67.29	71.53
12/31/00	57.33	63.99	62.59

Section 16(a) Beneficial Ownership Reporting Compliance

    Based solely on its review of copies of filings under Section 16(a) of the Securities Exchange Act of 1934, as amended, received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2000, all Section 16 filing requirements were met.

ANNUAL REPORT ON FORM 10-K

    A copy of the Company's annual report on Form 10-K for the year ended December 31, 2000 accompanies this proxy statement. An additional copy will be furnished without charge to beneficial shareholders or shareholders of record upon request to Investor Relations, SeeBeyond Technology Corporation, 404 E. Huntington Drive, Monrovia, California 91016.

OTHER MATTERS

    The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.

THE BOARD OF DIRECTORS

Monrovia, California
April 2, 2001

EXHIBIT A
AGREEMENT AND PLAN OF MERGER OF
SEEBEYOND TECHNOLOGY CORPORATION, A DELAWARE CORPORATION
AND
SEEBEYOND TECHNOLOGY CORPORATION, A CALIFORNIA CORPORATION

AGREEMENT AND PLAN OF MERGER OF
SEEBEYOND TECHNOLOGY CORPORATION, A DELAWARE CORPORATION,
AND SEEBEYOND TECHNOLOGY CORPORATION., A CALIFORNIA CORPORATION

    THIS AGREEMENT AND PLAN OF MERGER dated as of March  , 2001 (the "Agreement") is between SeeBeyond Technology Corporation, a Delaware corporation ("SeeBeyond Delaware"), and SeeBeyond Technology Corporation, a California corporation ("SeeBeyond California"). SeeBeyond Delaware and SeeBeyond California are sometimes referred to herein as the "Constituent Corporations."

RECITALS

    A. SeeBeyond Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 210,000,000 shares, no par value, of which 200,000,000 shares are designated Common Stock and 10,000,000 shares are designated Preferred Stock. As of March 15, 2001, 1,000 shares of Common Stock of SeeBeyond Delaware were issued and outstanding, all of which are held by SeeBeyond California.

    B. SeeBeyond California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 210,000,000 shares, of which 200,000,000 shares are designated Common Stock and 10,000,000 shares are designated Preferred Stock. As of March 15, 2001, 70,392,922 shares of Common Stock, and no shares of Preferred Stock were issued and outstanding.

    C. The Board of Directors of SeeBeyond California has determined that, for the purpose of effecting the reincorporation of SeeBeyond California in the State of Delaware, it is advisable and in the best interests of SeeBeyond California and its shareholders that SeeBeyond California merge with and into SeeBeyond Delaware upon the terms and conditions herein provided.

    D. The respective Boards of Directors and shareholders or stockholders of SeeBeyond Delaware and SeeBeyond California have approved this Agreement and have directed that this Agreement be executed by the undersigned officers.

    NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, SeeBeyond Delaware and SeeBeyond California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

ARTICLE I
MERGER

    1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, SeeBeyond California shall be merged with and into SeeBeyond Delaware (the "Merger"), the separate existence of SeeBeyond California shall cease, SeeBeyond Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be SeeBeyond Technology Corporation.

    1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

      (a) This Agreement and the Merger shall have been adopted and approved by the shareholders or stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

      (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

      (c) An executed Agreement of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

      (d) An executed Agreement of Merger or an executed counterpart of this Agreement meeting the requirements of the California General Corporation Law shall have been filed with the Secretary of State of the State of California.

    The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

    1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of SeeBeyond California shall cease, and SeeBeyond Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and SeeBeyond California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of SeeBeyond California in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of SeeBeyond California in the same manner as if SeeBeyond Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

ARTICLE II
CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

    2.1 Certificate of Incorporation. The Certificate of Incorporation of SeeBeyond Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

    2.2 Bylaws. The Bylaws of SeeBeyond Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

    2.3 Directors and Officers. The directors and officers of SeeBeyond California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

ARTICLE III
MANNER OF CONVERSION OF STOCK

    3.1 SeeBeyond California Common Stock. Upon the Effective Date of the Merger, each share of SeeBeyond California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $0.0001 par value, of the Surviving Corporation.

    3.2 SeeBeyond California Plans and Options; Warrants. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue each of the 1998 Stock Plan, 1997 Stock Plan and 2000 Employee Stock Purchase Plan of SeeBeyond California. Each outstanding and unexercised option or warrant issued under either such plan or otherwise by SeeBeyond California convertible into SeeBeyond California Common Stock shall become an option or warrant convertible into the Surviving

Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of SeeBeyond California Common Stock issuable pursuant to any such option or warrant on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such SeeBeyond California option or warrant at the Effective Date of the Merger.

    A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options and warrants equal to the number of shares of SeeBeyond California Common Stock so reserved immediately prior to the Effective Date of the Merger.

    3.3 SeeBeyond Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $0.0001 par value, of SeeBeyond Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by SeeBeyond Delaware, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

    3.4 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of SeeBeyond California capital stock may, at such stockholder's option, surrender the same for cancellation to the exchange agent designated by the Surviving Corporation (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the appropriate class and series of the Surviving Corporation's capital stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of SeeBeyond California capital stock shall be deemed for all purposes to represent the number of whole shares of the appropriate class and series of the Surviving Corporation's capital stock into which such shares of SeeBeyond California capital stock were converted in the Merger.

    The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of capital stock of the Surviving Corporation represented by such outstanding certificate as provided above.

    Each certificate representing capital stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of SeeBeyond California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

    If any certificate for shares of SeeBeyond Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of SeeBeyond Delaware that such tax has been paid or is not payable.

ARTICLE IV
GENERAL

    4.1 Covenants of SeeBeyond Delaware. SeeBeyond Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

      (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

      (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by SeeBeyond Delaware of all of the franchise tax liabilities of SeeBeyond California; and

      (c) Take such other actions as may be required by the California General Corporation Law.

    4.2 Further Assurances. From time to time, as and when required by SeeBeyond Delaware or by its successors or assigns, there shall be executed and delivered on behalf of SeeBeyond California such deeds and other instruments, and there shall be taken or caused to be taken by SeeBeyond Delaware and SeeBeyond California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or confirm of record or otherwise by SeeBeyond Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of SeeBeyond California and otherwise to carry out the purposes of this Agreement, and the officers and directors of SeeBeyond Delaware are fully authorized in the name and on behalf of SeeBeyond California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

    4.3 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either SeeBeyond California or SeeBeyond Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of SeeBeyond California or by the sole stockholder of SeeBeyond Delaware, or by both.

    4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders or stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would materially adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

    4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

    4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 404 E. Huntington Drive, Monrovia, California 91016 and copies thereof will be furnished to any shareholder or stockholder of either constituent Corporation, upon request and without cost.

    4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

    4.8 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of SeeBeyond Delaware and SeeBeyond California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

SeeBeyond Technology Corporation a Delaware corporation
	By:	Barry J. Plaga, Senior Vice President, Chief Financial Officer
ATTEST: Jeffrey D. Saper, Secretary
SeeBeyond Technology Corporation a Delaware corporation
	By:	Barry J. Plaga, Senior Vice President, Chief Financial Officer
ATTEST: Jeffrey D. Saper, Secretary

SeeBeyond Technology Corporation
(California corporation)

OFFICERS' CERTIFICATE

Barry J. Plaga and Jeffrey D. Saper certify that:

    1.  They are the Senior Vice President, Chief Financial Officer and the Secretary, respectively, of SeeBeyond Technology Corporation., a corporation organized under the laws of the State of California.

    2.  There were 70,392,922 shares of Common Stock outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto (the "Merger Agreement").

    3.  The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

    4.  The percentage vote required was (i) greater than 50% of the votes entitled to be cast by holders of Common Stock, voting together as a separate class; and (ii) greater than 50% of the votes entitled to be cast by the holders of Preferred Stock, voting together as a separate class.

    5.  Barry J. Plaga and Jeffrey D. Saper further declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

    Executed in Monrovia, California on         , 2001.

Barry J. Plaga, Senior Vice President, Chief Financial Officer
Jeffrey D. Saper, Secretary

SeeBeyond Technology Corporation
(Surviving Corporation)

OFFICERS' CERTIFICATE

Barry J. Plaga and Jeffrey D. Saper certify that:

    1.  They are the Senior Vice President, Chief Financial Officer and the Secretary, respectively, of SeeBeyond Technology Corporation., a corporation organized under the laws of the State of Delaware.

    2.  There were 1,000 shares of Common Stock outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto (the "Merger Agreement"). There were no shares of Preferred Stock outstanding.

    3.  The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of 100% of the outstanding shares of Common Stock of SeeBeyond Delaware.

    4.  The percentage vote required was (i) greater than 50% of the votes entitled to be cast by holders of Common Stock, voting together as a separate class; and (ii) greater than 50% of the votes entitled to be cast by the holders of Preferred Stock, voting together as a separate class.

    5.  Barry J. Plaga and Jeffrey D. Saper further declare under penalty of perjury under the laws of the State of Delaware that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

    Executed in Monrovia, California on         , 2001.

Barry J. Plaga, Senior Vice President, Chief Financial Officer
Jeffrey D. Saper, Secretary

EXHIBIT B
CERTIFICATE OF INCORPORATION
OF
SEEBEYOND TECHNOLOGY CORPORATION

CERTIFICATE OF INCORPORATION
OF
SEEBEYOND TECHNOLOGY CORPORATION
a Delaware corporation

    SeeBeyond Technology Corporation, a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

ARTICLE I

    The name of this corporation is SeeBeyond Technology Corporation (hereinafter, the "Corporation").

ARTICLE II

    The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

    The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

    This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. Each share of Common Stock shall have a par value of $0.0001 and each share of Preferred Stock shall have a par value of $0.0001. The total number of shares of Common Stock this Corporation shall have authority to issue is 200,000,000, and the total number of shares of Preferred Stock this Corporation shall have authority to issue is 10,000,000.

    The Preferred Stock initially shall be undesignated as to series. Any Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights of each such series of Preferred Stock and the qualifications, limitations or restrictions of such powers, designations, preferences or rights. The Board of Directors is also authorized to fix the number of shares of each such series of Preferred Stock. The Board of Directors is authorized to alter the powers, designation, preferences, rights, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

    Each share of Preferred Stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.

    The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion, if applicable, of the Preferred Stock.

ARTICLE V

    The Corporation is to have perpetual existence.

ARTICLE VI

    The Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose term expire at such annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

ARTICLE VII

    Section 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

    Section 2. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation. The affirmative vote of at least a majority of the Board of Directors then in office shall be required to adopt, amend, alter or repeal the Corporation's Bylaws. The Corporation's Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors. No Bylaw hereafter legally adopted, amended, altered or repealed by the stockholders of the Corporation shall invalidate any prior act of the directors or officers of the Corporation which would have been valid if such Bylaw had not been adopted, amended, altered or repealed.

    Section 3. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

    Section 4. At the election of directors of the Corporation, each holder of Common Stock shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

    Section 5. The number of directors which constitute the whole Board of Directors shall be fixed exclusively in the manner designated in the Bylaws of the Corporation.

ARTICLE VIII

    Section 1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

    Section 2. The Corporation shall indemnify to the fullest extent permitted by law, as now or hereinafter in effect, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; PROVIDED, HOWEVER, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.. The right to indemnification conferred by this Section 2 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may indemnify to the fullest extent permitted by law, as now or hereinafter in effect, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was an employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Section 2 shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of the stockholders of the Corporation or disinterested directors of the Corporation or otherwise.

    Section 3. Neither any amendment nor repeal of any Section of this Article VIII, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article VIII, shall adversely affect any right or protection of any director or officer established pursuant to this Article VIII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VIII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VIII, would accrue or arise) prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

    Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE X

    Section 1. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof in relation to the rights of the holders of Preferred Stock to elect directors under specified circumstances, newly-created directorships resulting from any increase in the number of directors, created in accordance with the Bylaws of the Corporation, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified, or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    Section 2. Any director or the entire Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

ARTICLE XI

    Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE XII

    Section 1. Stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting.

    Section 2. Unless otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by either (i) the Board of Directors of the Corporation, (ii) the Chairman of the Board of Directors of the Corporation, if there be one, (iii) the Chief Executive Officer of the Corporation or (iv) the President of the Corporation.

ARTICLE XIII

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

    THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly, has hereunto set his hand this      day of March, 2001.

Mark Brooks

EXHIBIT C
BYLAWS
OF
SEEBEYOND TECHNOLOGY CORPORATION
(a Delaware corporation)

BYLAWS
OF
SEEBEYOND TECHNOLOGY CORPORATION
(a Delaware corporation)
(as adopted [date], 2001)

-i-

ARTICLE V OFFICERS		10
5.1	OFFICERS	10
5.2	ELECTION OF OFFICERS	10
5.3	SUBORDINATE OFFICERS	10
5.4	REMOVAL AND RESIGNATION OF OFFICERS	10
5.5	VACANCIES IN OFFICES	10
5.6	CHAIRMAN OF THE BOARD	11
5.7	CHIEF EXECUTIVE OFFICER	11
5.8	PRESIDENT	11
5.9	VICE PRESIDENTS	11
5.10	SECRETARY	11
5.11	CHIEF FINANCIAL OFFICER	12
ARTICLE VI INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS		12
6.1	POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION	12
6.2	POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION	12
6.3	AUTHORIZATION OF INDEMNIFICATION	13
6.4	GOOD FAITH DEFINED	13
6.5	INDEMNIFICATION BY A COURT	13
6.6	EXPENSES PAYABLE IN ADVANCE	14
6.7	NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES	14
6.8	INSURANCE	14
6.9	CERTAIN DEFINITIONS	14
6.10	SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES	15
6.11	LIMITATION ON INDEMNIFICATION	15
6.12	INDEMNIFICATION OF EMPLOYEES AND AGENTS	15
ARTICLE VII RECORDS AND REPORTS		15
7.1	MAINTENANCE AND INSPECTION OF RECORDS	15
7.2	INSPECTION BY DIRECTORS	16
7.3	ANNUAL STATEMENT TO STOCKHOLDERS	16
7.4	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	16
ARTICLE VIII GENERAL MATTERS		16
8.1	RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING	16
8.2	CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS	16
8.3	CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED	17
8.4	STOCK CERTIFICATES; PARTLY PAID SHARES	17
8.5	SPECIAL DESIGNATION ON CERTIFICATES	17
8.6	LOST CERTIFICATES	17
8.7	CONSTRUCTION; DEFINITIONS	18
ARTICLE IX AMENDMENTS		18

-ii-

BYLAWS
OF
SEEBEYOND TECHNOLOGY CORPORATION
(a Delaware corporation)

ARTICLE I
CORPORATE OFFICES

  1.1
  Registered Office

    The registered office of the corporation shall be fixed in the Certificate of Incorporation of the corporation.

  1.2
  Other Offices

    The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

ARTICLE II
MEETINGS OF STOCKHOLDERS

  2.1
  Place of Meetings

    Meetings of stockholders shall be held at any place within or outside the State of Delaware designated from time to time by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

  2.2
  Annual Meeting

    The annual meeting of stockholders shall be held each year on a date and at a time designated from time to time by the board of directors. In the absence of such designation, the annual meeting of stockholders shall be held on the first Wednesday of May in each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected, and any other proper business may be transacted.

  2.3
  Special Meeting

    A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, by the chief executive officer, or by the president.

    If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, chief executive officer, or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in the notice of such special meeting delivered to stockholders (or any supplement thereto).

  2.4
  Notice of Stockholders' Meetings

    All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice (or in any supplement thereto) may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

  2.5
  Manner of Giving Notice; Affidavit of Notice

    Written notice of any meeting of stockholders shall be given by first-class mail or by facsimile, telegraphic or other written communication or in such other manner as permitted by law. Notices shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

    If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder on written demand of the stockholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

    An affidavit of the mailing or other means of giving any notice (or supplement thereto) of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice (or supplement thereto).

  2.6
  Quorum

    The presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat constitutes a quorum for the transaction of business at all meetings of stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business for which such meeting is called until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

  2.7
  Adjourned Meeting; Notice

    Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as has been transacted while a quorum was present, if any, as provided in Section 2.6 of these bylaws.

    When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than thirty (30) days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

  2.8
  Voting

    The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).

    Except as may be otherwise provided in the Certificate of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the stockholders.

    If a quorum is present, the affirmative vote of the majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or a vote by classes is required by law, by the Certificate of Incorporation or by these bylaws. The board of directors, in its discretion, or the officer of the corporation presiding at a meeting of stockholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

  2.9
  Validation of Meetings; Waiver of Notice; Consent

    The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

    Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

  2.10
  Stockholder Action by Written Consent Without a Meeting

    The stockholders of the corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting.

  2.11
  Record Date for Stockholder Notice; Voting; Giving Consents

    For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

    If the board of directors does not so fix a record date:

  (a)
  the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

  (b)
  the record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given as required by Section 2.10, or (ii) when prior action by the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action.

    A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the board of directors may fix a new record date for the adjourned meeting. The record date for any other purpose shall be as provided in Article VIII of these bylaws.

  2.12
  Proxies

    Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

  2.13
  Inspectors of Election

    The board of directors of the corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, and such acts may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by participants; (vii) determination of the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (viii) counting and tabulation of all votes or consents; (ix) hearing and determining all challenges and questions in any way arising in connection with the right to vote; (x) any other acts that may be proper to conduct the election or vote with fairness to all stockholders and (xi) the appointment of an inspector or inspectors of election to act at the meeting or its adjournment in respect of one or more of the foregoing matters. The board of directors or chairman may hear and determine all challenges and questions in any way arising in connection with the right to vote.

  2.14
  Advance Notice of Stockholder Business

    To be properly brought before an annual meeting, any business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.14 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.14. For such nominations or other business to be considered properly brought before the meeting by a stockholder such stockholder must, in addition to any other applicable requirements, have given timely notice and in proper form of such stockholder's intent to bring such business before such meeting. To be timely, such stockholder's notice must be delivered to or mailed and received by the Secretary of the corporation at the principal executive offices of the corporation not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure made, whichever occurs first. To be in proper form, a stockholder's notice to the Secretary shall set forth:

  (a)
  the name and record address of the stockholder who intends to propose the business and the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder;

  (b)
  a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting introduce the business specified in the notice;

  (c)
  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and;

  (d)
  any material interest of the shareholder in such business.

    No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.11 shall be deemed to preclude discussion by any stockholder of any such business. The chairman of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure.

  2.15
  Advance Notice of Director Nominations

    Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the Restated Certificate of Incorporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. To be properly brought before an annual meeting, meeting of stockholders, or any special meeting of stockholders called for the purpose of electing directors, nominations for the election of director must be (a) specified in the notice of meeting (or any supplement thereto), (b) made by or at the direction of the board of directors (or any duly authorized committee thereof) or (c) made by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.15 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.15.

    In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

    To be in proper written form, a stockholder's notice to the Secretary must set forth:

  (a)
  as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and

  (b)
  as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

    No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.15. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE III
DIRECTORS

  3.1
  Powers

    Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the Certificate of Incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

  3.2
  Number and Term of Office

    The authorized number of directors shall be established from time to time by resolution of the board of directors or by amendment of this Section 3.2, duly adopted by the board of directors or by the stockholders.

    No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

  3.3
  Resignation and Vacancies

    Any director may resign effective on giving notice in writing or by electronic transmission to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors (including such director whose resignation is to be effective at a later time) may elect a successor to take office when the resignation becomes effective.

    Unless otherwise required by law or the Certificate of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified, or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

  3.4
  Removal

    Any director may be removed from office at any time only with cause by the affirmative vote of the holders of at least a majority of the then outstanding shares of the capital stock of the corporation entitled to vote at an election of directors.

  3.5
  Place of Meetings; Meetings by Telephone

    Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

    Any meeting, regular or special, may be held by conference telephone or other communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

  3.6
  Regular MeetingsRegular meetings of the board of directors may be held without notice if the times of such meetings are fixed by the board of directors.

  3.7
  Special Meetings; Notice

    Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, or any two directors.

    Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, facsimile, electronic transmission or telegram, charges prepaid, addressed to each director at that director's address or, in the case of notice delivered by electronic mail, the director's electronic mail address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by notice, facsimile or electronic transmission, it shall be delivered personally or by telephone, facsimile machine or appropriate means of electronic communication at least forty-eight (48) hours before the time of the holding of the meeting or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. An affidavit of the secretary or an assistant secretary of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

  3.8
  Quorum

    Except as otherwise required by law, a majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.11 of these bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the Certificate of Incorporation and applicable law.

    A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

  3.9
  Waiver of Notice

    Notice of a meeting need not be given to any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

  3.10
  Adjournment

    A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

  3.11
  Notice of Adjournment

    Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.7 of these bylaws, to the directors who were not present at the time of the adjournment.

  3.12
  Board Action by Written Consent Without a Meeting

    Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all the members of the board individually or collectively consent in writing or by electronic transmission to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

  3.13
  Fees and Compensation of Directors

    Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

  3.14
  Approval of Loans to Officers

    The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

  3.15
  Interested Directors

    No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because the director or officer's vote is counted for such purpose if (i) the material facts as to the director or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE IV
COMMITTEES

  4.1
  Committees of Directors

    The board of directors may designate one (1) or more committees, each consisting of one (1) or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the board of directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to (i) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of

Delaware. Each committee shall keep regular minutes and report to the board of directors when required

  4.2
  Meetings and Action of Committees

    Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), Section 3.10 (adjournment), Section 3.11 (notice of adjournment), and Section 3.12 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V
OFFICERS

  5.1
  Officers

    The officers of the corporation shall be a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, a chief executive officer, a treasurer, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

  5.2
  Election of Officers

    The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

  5.3
  Subordinate Officers

    The board of directors may appoint, or may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

  5.4
  Removal and Resignation of Officers

    Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

    Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

  5.5
  Vacancies in Offices

    A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

  5.6
  Chairman of the Board

    The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no chief executive officer, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.

  5.7
  Chief Executive Officer

    Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the chief executive officer shall be subject to the control of the board of directors and have general supervision, direction and control of the business. He or she shall preside at all meetings of the stockholders and, in the absence or non-existence of the chairman of the board, at all meetings of the board of directors. He or she shall have the general powers and duties of management usually vested in the office of the chief executive officer of a corporation, and shall have such other powers and perform such other duties as from time to time may be prescribed by the board of directors or these bylaws.

  5.8
  President

    In the absence or disability of the chief executive officer, and if there is no chairman of the board, the president shall perform all the duties of the chief executive officer and when so acting shall have the power of, and be subject to all the restrictions upon, the chief executive officer. The president shall have such other powers and perform such other duties as from time to time may be prescribed for the president by the board of directors, these bylaws, the chief executive officer or the chairman of the board.

  5.9
  Vice Presidents

    In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

  5.10
  Secretary

    The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

    The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

    The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

  5.11
  Chief Financial Officer

    The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

    The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated in accordance with procedures established by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES, AND OTHER AGENTS

  6.1
  Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation

    Subject to Section 6.3 of this Article VI, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

  6.2
  Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation

    Subject to Section 6.3 of this Article VI, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  6.3
  Authorization of Indemnification

    Any indemnification under this Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.1 or Section 6.2 of this Article VI, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders (but only if a majority of the directors who are not parties to such action, suit or proceeding, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the shareholders for their determination). Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the corporation. To the extent, however, that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

  6.4
  Good Faith Defined

    For purposes of any determination under Section 6.3 of this Article VI, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the corporation or another enterprise, or on information supplied to such person by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term "another enterprise" as used in this Section 6.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. The provisions of this Section 6.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 6.1 or 6.2 of this Article VI, as the case may be.

  6.5
  Indemnification by a Court

    Notwithstanding any contrary determination in the specific case under Section 6.3 of this Article VI, and not withstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 6.1 and 6.2 of this Article VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 6.1 or 6.2 of this Article VI, as the case may be. Neither a contrary determination in the specific case under Section 6.3 of this Article VI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

  6.6
  Expenses Payable in Advance

    Expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article VI.

  6.7
  Nonexclusivity of Indemnification and Advancement of Expenses

    The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Restated Certificate of Incorporation, any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Sections 6.1 and 6.2 of this Article VI shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 6.1 or 6.2 of this Article VI but whom the corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

  6.8
  Insurance

    The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.

  6.9
  Certain Definitions

    For purposes of this Article VI, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VI, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation "shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VI.

  6.10
  Survival of Indemnification and Advancement of Expenses

    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

  6.11
  Limitation on Indemnification

    Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 6.5 hereof), the corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the corporation.

  6.12
  Indemnification of Employees and Agents

    The corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article VI to directors and officers of the corporation.

ARTICLE VII
RECORDS AND REPORTS

  7.1
  Maintenance and Inspection of Records

    The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books and other records.

    Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

    The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

  7.2
  Inspection by Directors

    Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

  7.3
  Annual Statement to Stockholders

    The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

  7.4
  Representation of Shares of Other Corporations

    The chairman of the board, the chief executive officer, the president or any other person authorized by the board of directors or the chief executive officer or president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII
GENERAL MATTERS

  8.1
  Record Date for Purposes Other Than Notice and Voting

    For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action (other than action by stockholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided by law.

    If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

  8.2
  Checks; Drafts; Evidences of Indebtedness

    From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

  8.3
  Corporate Contracts and Instruments: How Executed

    The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

  8.4
  Stock Certificates; Partly Paid Shares

    The shares of a corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed in the name of the corporation by(a) the chairman or vice-chairman of the board of directors, or the chief executive officer, president or vice-president, and by (b) the chief financial officer, treasurer, secretary or an assistant secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

  8.5
  Special Designation on Certificates

    If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

  8.6
  Lost Certificates

    Except as provided in this Section 8.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require; the board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

  8.7
  Construction; Definitions

    Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person. Also without limiting the generality of this provision, for purposes of these Bylaws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE IX
AMENDMENTS

    These bylaws of the corporation may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the stockholders entitled to vote or by the board of directors. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the board of directors then in office. The fact that such power has been so conferred upon the board of directors shall not divest the stockholders of the power, nor limit their power to adopt, alter, amend or repeal bylaws.

CERTIFICATE OF ADOPTION OF BYLAWS
OF
SEEBEYOND TECHNOLOGY CORPORATION

Certificate by Assistant Secretary

    The undersigned hereby certifies that he is the duly elected Assistant Secretary of SeeBeyond Technology Corporation and that the foregoing Bylaws, comprising twenty-one (21) pages, were adopted as the Bylaws of the corporation on            , 2001, by the board of directors.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the corporate seal this  day of            , 2001.

Barry J. Plaga, Assistant Secretary

EXHIBIT D
Form of Indemnification Agreement for
SeeBeyond Technology Corporation, a Delaware corporation

SEEBEYOND TECHNOLOGY CORPORATION
INDEMNIFICATION AGREEMENT

    This Indemnification Agreement ("Agreement") is made as of this    by and between SeeBeyond Technology Corporation., a Delaware corporation (the "Company"), and     ("Indemnitee").

RECITALS

    A.  The Company desires to attract and retain qualified directors, officers, employees and other agents, and to provide them with protection against liability and expenses incurred while acting in that capacity;

    B.  The Certificate of Incorporation and Bylaws of the Company contain provisions for indemnifying directors and officers of the Company, and the Bylaws and Delaware law contemplate that separate contracts may be entered into between the Company and its directors and officers, employees and other agents with respect to their indemnification by the Company, which contracts may provide greater protection than is afforded by the Certificate of Incorporation and Bylaws;

    C.  The Company understands that Indemnitee has reservations about serving or continuing to serve the Company without adequate protection against personal liability arising from such service, and that it is also of critical importance to Indemnitee that adequate provision be made for advancing costs and expenses of legal defense; and

    D.  The Board of Directors and the stockholders of the Company have approved as being in the best interests of the Company indemnity contracts substantially in the form of this Agreement for directors and officers of the Company and its subsidiaries and for certain other employees and agents of the Company designated by the Board of Directors.

    NOW, THEREFORE, in order to induce Indemnitee to serve or to continue to serve as a director and/or officer of the Company, and in consideration of Indemnitee's service to the Company, the parties agree as follows:

    1.  Contractual Indemnity. In addition to the indemnification provisions of the Bylaws of the Company, the Company hereby agrees, subject to the limitations of Sections 2 and 5 hereof:

      (a) To indemnify, defend and hold Indemnitee harmless to the greatest extent possible under applicable law from and against any and all judgments, fines, penalties, amounts paid in settlement and any other amounts reasonably incurred or suffered by Indemnitee (including attorneys' fees) in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or agent of the Company or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively referred to hereafter as a "Claim"), whether or not arising prior to the date of this Agreement.

      (b) To pay any and all expenses reasonably incurred by Indemnitee in defending any Claim or Claims (including reasonable attorneys' fees and other reasonable costs of investigation and defense), as the same are incurred and in advance of the final disposition of any such Claim or Claims, upon receipt of an undertaking by or on behalf of Indemnitee to reimburse such amounts if it shall be ultimately determined that Indemnitee (i) is not entitled to be indemnified by the Company under this Agreement, and (ii) is not entitled to be indemnified by the Company under the Certificate of Incorporation or the Bylaws of the Company.

    The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

    2.  Limitations on Contractual Indemnity. Indemnitee shall not be entitled to indemnification or advancement of expenses under Section 1:

      (a) if a court of competent jurisdiction, by final judgment or decree, shall determine that (i) the Claim or Claims in respect of which indemnity is sought arise from Indemnitee's fraudulent, dishonest or willful misconduct, or (ii) such indemnity is not permitted under applicable law; or

      (b) on account of any suit in which judgment is rendered for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or

      (c) for any acts or omissions or transactions from which a director may not be relieved of liability under the Delaware General Corporation Law; or

      (d) with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to proceedings brought in good faith to establish or enforce a right to indemnification under this Agreement or any other statute or law, or (ii) at the Company's discretion, in specific cases if the Board of Directors of the Company has approved the initiation or bringing of such suit; or

      (e) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company; or

      (f)  on account of any suit brought against Indemnitee for misuse or misappropriation of non-public information, or otherwise involving Indemnitee's status as an "insider" of the Company, in connection with any purchase or sale by Indemnitee of securities of the Company.

    3.  Continuation of Contractual Indemnity. Subject to the termination provisions of Section 11, all agreements and obligations of the Company contained herein shall continue for so long as Indemnitee shall be subject to any possible action, suit, proceeding or other assertion of a Claim or Claims.

    4.  Expenses; Indemnification Procedure. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding referenced in Section 1 hereof (but not amounts actually paid in settlement of any such action or proceeding). Indemnitee hereby undertakes to repay such amounts advanced if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company.

    5.  Notification and Defense of Claim. If any action, suit, proceeding or other Claim is brought against Indemnitee in respect of which indemnity may be sought under this Agreement:

      (a) Indemnitee will promptly notify the Company in writing of the commencement thereof, and the Company and any other indemnifying party similarly notified will be entitled to participate therein at its own expense or to assume the defense thereof and to employ counsel reasonably satisfactory to Indemnitee. Notice to the Company shall be directed to the Chief Financial Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three (3) business days after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Company. Indemnitee shall have the right to employ its own counsel in connection with any such Claim and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless (i) the Company shall not have assumed the defense of the Claim and employed counsel for such defense, or (ii) the named parties to any such action (including any impleaded parties) include both Indemnitee and the Company, and Indemnitee shall have reasonably concluded that joint representation is inappropriate under applicable standards of professional conduct due to a material conflict of interest between Indemnitee and the Company, in either of which events the reasonable fees and expenses of such counsel to the Indemnitee shall be borne by the Company upon delivery to the Company of the undertaking referred to in subparagraph (b) of Section 1. However, in no event will the Company be obligated to pay the fees or expenses of more than one firm of attorneys representing Indemnitee and any other agents of the Company in connection with any one Claim or separate but substantially similar or related Claims in the same jurisdiction arising out of the same general allegations or circumstances.

      (b) The Company shall not be liable to indemnify Indemnitee for any amounts paid in settlement of any Claim effected without the Company's written consent, and the Company shall not settle any Claim in a manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent; provided, however, that neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement and, provided further, that if a claim is settled by the Indemnitee with the Company's written consent, or if there be a final judgment or decree for the plaintiff in connection with the Claim by a court of competent jurisdiction, the Company shall indemnify and hold harmless Indemnitee from and against any and all losses, costs, expenses and liabilities incurred by reason of such settlement or judgment.

      (c) Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

      (d) Any indemnification provided for in Section 1 shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee. If a Claim under this Agreement, under any statute, or under any provision of the Company's Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 13 of this Agreement, Indemnitee shall also be entitled to be reimbursed for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 4 unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

      (e) If, at the time of the receipt of a notice of a Claim, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

    6.  Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee against any Claim to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors, an officer or other corporate agent, such changes shall be, ipso facto, within the purview of Indemnitee's rights and Company's obligations, under this Agreement. In the event of any change in any applicable law, statute, or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors, an officer, or other corporate agent, such changes, to the extent not otherwise required by applicable law to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

    7.  Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

    8.  Public Policy. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

    9.  Insurance. Although the Company may from time to time maintain insurance for the purpose of indemnifying Indemnitee and other agents of the Company against personal liability, including costs of legal defense, nothing in this Agreement shall obligate the Company to do so.

    10. No Restrictions. The rights and remedies of Indemnitee under this Agreement shall not be deemed to exclude or impair any other rights or remedies to which Indemnitee may be entitled under the Certificate of Incorporation or Bylaws of the Company, or under any other agreement, provision of law or otherwise, nor shall anything contained herein restrict the right of the Company to indemnify Indemnitee in any proper case even though not specifically provided for in this Agreement, nor shall anything contained herein restrict Indemnitee's right to contribution as may be available under applicable law.

    11. Termination. The Company may terminate this Agreement at any time upon 90 days written notice, but any such termination will not affect Claims relating to events occurring prior to the effective date of termination.

    12. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

    13. Attorneys' Fees. In the event of any litigation or other action or proceeding to enforce or interpret this Agreement, the prevailing party as determined by the court shall be entitled to an award of its reasonable attorneys' fees and other costs, in addition to such relief as may be awarded by a court or other tribunal.

    14. Further Assurances. The parties will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, documents and things as may be reasonably required for the purpose of giving effect to this Agreement and the transactions contemplated hereby.

    15. Acknowledgment. The Company expressly acknowledges that it has entered into this Agreement and assumed the obligations imposed on the Company hereunder in order to induce Indemnitee to serve or to continue to serve as an agent of the Company, and acknowledges that Indemnitee is relying on this Agreement in serving or continuing to serve in such capacity.

    16. Construction of Certain Phrases.

      (a) "Company": For purposes of this Agreement, references to the "Company" shall also include, in addition to the resulting corporation in any consolidation or merger to which Software Technologies Corporation is a party, any constituent corporation (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

      (b) Benefit Plans: References to "fines" contained in this Agreement shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

    17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

    18. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

    19. Governing Law; Binding Effect; Amendment.

      (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware applicable to contracts entered into in Delaware.

      (b) This Agreement shall be binding upon Indemnitee and the Company, their successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

      (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SEEBEYOND TECHNOLOGY CORPORATION
By:
Title:
	Address:	404 E. Huntington Drive Monrovia, CA 91016
AGREED TO AND ACCEPTED:
Name:
Address:

EXHIBIT E
Charter for the Audit Committee
of the Board of Directors
of SeeBeyond Technology Corporation

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF SEEBEYOND TECHNOLOGY CORPORATION.

PURPOSE:

    The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of SeeBeyond Technology Corporation and its subsidiaries (the "Company"), to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

    In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP:

    The Audit Committee shall consist of at least two (2) members of the Board, all of whom shall be independent directors, in accordance with the rules of the Nasdaq National Market. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors.

RESPONSIBILITIES:

    The responsibilities of the Audit Committee shall include:

  1.
  Reviewing on a continuing basis the adequacy of the Company's system of internal controls.

  2.
  Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function.

  3.
  Reviewing the independent auditors' proposed audit scope and approach.

  4.
  Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors.

  5.
  Reviewing the performance and monitoring the independence of the independent auditors.

  6.
  Recommending the appointment of independent auditors to the Board of Directors.

  7.
  Reviewing fee arrangements with the independent auditors.

  8.
  Reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

  9.
  Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

  10.
  Overseeing compliance with SEC requirements for disclosure of auditor's services and audit committee members and activities;

  11.
  Reviewing management's monitoring of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

  12.
  Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

  13.
  Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

  14.
  If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

  15.
  Reviewing related party transactions for potential conflicts of interest; and

  16.
  Performing other oversight functions as requested by the full Board of Directors.

    In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS:

    The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

    The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

REPORTS:

    The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

MINUTES:

    The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

SEEBEYOND TECHNOLOGY CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersighed hereby appoints James T. Demeniades and Mark A. Brooks, jointly and severally, proxies, with full power of substitution, to vote all shares of common stock of SeeBeyond Technology Corporation, a California corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Shutters on the Beach, One Pico Boulevard, Santa Monica, California 90405, on May 1, 2001, at 10:00 a.m., local time, or any adjournment thereof. The proxies are being directed to vote as specified below or, if no specification is made, FOR the election of directors nominated by management, FOR the reincorporation to Delaware, FOR the appointment of Ernst & Young LLP as independent auditors, and in accordance with the discretion of the proxies on such other matters that may properly come before the meeting.

THE DIRECTORS RECOMMEND A "FOR" VOTE ON EACH ITEM.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

Please mark your votes as indicated in this example  /X/

1. Election of Directors:	FOR all nominees listed (except as withheld) / /	WITHHOLD AUTHORITY to vote for all nominees / /
(INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike that nominee's name below
Nominees:	Steven A. Ledger
George J. Still
2. Proposal to approve a change in the Company's state of incorporation from California to Delaware by means of a merger of the Company with and into a wholly-owned Delaware subsidiary of the Company:	FOR / /	AGAINST / /	ABSTAIN / /
3. Proposal to ratify the appointment of Ernst & Young, LLP, as independent auditors for the 2001 fiscal year:	FOR / /	AGAINST / /	ABSTAIN / /
I plan to attend the Meeting:	YES / /	NO / /
Signature(s)	Date

(Signature(s) must be exactly as name(s) appear on this Proxy. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the names of more than one person, each should sign this Proxy.)

FOLD AND DETACH HERE

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INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: APPROVAL OF REINCORPORATION IN DELAWARE
PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCK OWNERSHIP
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN FISCAL YEAR 2000
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
CERTAIN TRANSACTIONS
COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER RETURN
ANNUAL REPORT ON FORM 10-K
OTHER MATTERS
AGREEMENT AND PLAN OF MERGER OF SEEBEYOND TECHNOLOGY CORPORATION, A DELAWARE CORPORATION, AND SEEBEYOND TECHNOLOGY CORPORATION., A CALIFORNIA CORPORATION
RECITALS
ARTICLE I MERGER
ARTICLE II CHARTER DOCUMENTS, DIRECTORS AND OFFICERS
ARTICLE III MANNER OF CONVERSION OF STOCK
ARTICLE IV GENERAL
CERTIFICATE OF INCORPORATION OF SEEBEYOND TECHNOLOGY CORPORATION a Delaware corporation
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII
ARTICLE VIII
ARTICLE IX
ARTICLE X
ARTICLE XI
ARTICLE XII
ARTICLE XIII
BYLAWS OF SEEBEYOND TECHNOLOGY CORPORATION (a Delaware corporation) (as adopted [date], 2001)
TABLE OF CONTENTS
BYLAWS OF SEEBEYOND TECHNOLOGY CORPORATION (a Delaware corporation)
ARTICLE I CORPORATE OFFICES
ARTICLE II MEETINGS OF STOCKHOLDERS
ARTICLE III DIRECTORS
ARTICLE IV COMMITTEES
ARTICLE V OFFICERS
ARTICLE VI INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS
ARTICLE VII RECORDS AND REPORTS
ARTICLE VIII GENERAL MATTERS
ARTICLE IX AMENDMENTS
CERTIFICATE OF ADOPTION OF BYLAWS OF SEEBEYOND TECHNOLOGY CORPORATION
Certificate by Assistant Secretary
SEEBEYOND TECHNOLOGY CORPORATION INDEMNIFICATION AGREEMENT
RECITALS
CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SEEBEYOND TECHNOLOGY CORPORATION.
SEEBEYOND TECHNOLOGY CORPORATION PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS